ELCOM
INTERNATIONAL





                                                              March 20, 1998

To the Stockholders of Elcom International, Inc.:

     The Annual Meeting of Stockholders of Elcom International, Inc. will be held at 10:00 A.M. (EDT), on April 28, 1998, at Occasions Banquet Facility, 1369 Providence Highway, Norwood, Massachusetts.

         We will be reporting on your Company's activities and you will have an opportunity to ask questions about our technology and operations.

         The Board of Directors hopes that you are planning to attend the Annual Meeting personally, and we look forward to greeting you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

         On  behalf  of  the  Board  of  Directors   and   management  of  Elcom
International, Inc., I would like to thank you for choosing to be a stockholder of our Company. We appreciate your continued support and confidence.

                                            Sincerely yours,



                                            Robert J. Crowell
                                            Chairman and Chief Executive Officer






  10 Oceana Way- Norwood, MA 02062 - voice (781) 440-3333 - fax (781) 762-1540

                            ELCOM INTERNATIONAL, INC.
                   10 Oceana Way, Norwood, Massachusetts 02062


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 1998


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Elcom International, Inc. (the "Company") will be held at Occasions Banquet Facility, 1369 Providence Highway, Norwood, Massachusetts, on April 28, 1998 at 10:00 A.M.
(EDT), for the following purposes:

              1. To elect two Directors of the class whose term of office will otherwise expire in 1998 for a three-year term ending at the Annual Meeting of Stockholders in 2001;

              2. To ratify, approve and adopt The 1997 Stock Option Plan of Elcom International, Inc., as amended, and all options granted thereunder to date;

              3. To ratify, approve and adopt the Elcom International, Inc. Executive Profit Performance Bonus Plan For Executive Officers; and

              4. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournments or postponements thereof.

         Holders of record of shares of Common Stock as of the close of business on March 3, 1998 are entitled to receive notice of and to vote at the Annual Meeting of Stockholders.

         It is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date and mail the enclosed Proxy Card in the return envelope provided. Stockholders who attend the Annual Meeting may revoke their Proxies and vote in person.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            Laurence F. Mulhern
                                            Secretary

Norwood, Massachusetts,
March 20, 1998.

                            ELCOM INTERNATIONAL, INC.
                   10 Oceana Way Norwood, Massachusetts 02062



                                 PROXY STATEMENT

                        Mailed on or about March 20, 1998

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 1998

                              --------------------

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Elcom International, Inc., a Delaware corporation (the "Company"), to be used at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on April 28, 1998, and any adjournments or postponements thereof. The time, place and purpose of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders, which accompanies this Proxy Statement.

         The accompanying Proxy is solicited by the Board of Directors of the Company and will be voted in accordance with the instructions contained thereon, if it is returned duly executed and is not revoked. If no choice is specified on the Proxy, it will be voted FOR the election of the individuals nominated for election to the Board of Directors, FOR the ratification, approval and adoption of The 1997 Stock Option Plan of the Company, as amended, and the options granted thereunder to date, and FOR the ratification, approval and adoption of the Company's Executive Profit Performance Bonus Plan For Executive Officers. A stockholder may revoke a Proxy at any time before it is exercised by delivery of written notice to the Secretary of the Company or by delivery of a duly executed Proxy bearing a later date.

         The costs of soliciting Proxies will be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their name and the Company will reimburse them for their out-of-pocket expenses in connection therewith. In addition to solicitation by mail, the Company's Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, mail and personal interview.

         The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on March 3, 1998. On that date, there were 27,248,327 shares of Common Stock of the Company outstanding and entitled to vote. The Company's Certificate of Incorporation does not provide for cumulative voting rights, and each share of Common Stock is entitled to one vote.

         At the Annual Meeting, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. Pursuant to the Company's By-Laws, the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by Proxy, constitute a quorum. The shares represented at the Annual Meeting by Proxies which are marked, with respect to the election of Directors, "withheld" or, with respect to any other proposals, "abstain," will be counted as shares present for the purpose of determining whether a quorum is present. Under applicable rules, brokers who hold shares in street name for beneficial owners have the authority to vote on certain items when they have not received instructions from such beneficial owners. Pursuant to such rules, brokers that do not receive instruction are entitled to vote with respect to the election of Directors, and with respect to the proposal to ratify, approve and adopt the Elcom International, Inc. Executive Profit Performance Bonus Plan For Executive Officers, but not with respect to the proposal to ratify, approve and adopt The 1997 Stock

Option Plan of Elcom International, Inc., as amended. Under applicable Delaware law, if a broker returns a Proxy and has not voted on a certain proposal, such broker non-votes will count for purposes of determining a quorum.

         Pursuant to the Company's By-Laws, at the Annual Meeting, a plurality of the votes cast by the shares entitled to vote and present in person or represented by Proxy is sufficient to elect a nominee as a Director. In the election of Directors, votes may be cast in favor or withheld; votes that are withheld and broker non-votes will have no effect on the outcome of the election of Directors, so long as a plurality of the votes cast are cast for the Director nominees.

         In the case of the proposal to ratify, approve and adopt The 1997 Stock Option Plan of Elcom International, Inc., as amended, the affirmative vote of the majority of the votes cast by shares of Common Stock entitled to vote and present in person or represented by Proxy at the Annual Meeting is required to approve this proposal and a vote may be cast for, cast against or abstained from, this proposal. Abstentions will count as present for purposes of this proposal and will have the effect of a vote against the proposal. Broker non-votes are not considered shares entitled to vote on this matter and therefore, will have no effect on the outcome of this proposal, so long as a plurality of the votes cast are cast for this proposal.

         In the case of the proposal to ratify, approve and adopt the Elcom International, Inc. Executive Profit Performance Bonus Plan For Executive Officers, the affirmative vote of the majority of the votes cast by shares of Common Stock entitled to vote and present in person or represented by Proxy at the Annual Meeting is required to approve this proposal and a vote may be cast for, cast against or abstained from, this proposal. Abstentions will count as present for purposes of this proposal and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present and entitled to vote for purposes of determining whether this proposal has been approved and therefore, will have no effect on the outcome of this proposal, so long as a plurality of the votes cast are cast for this proposal.

         Unless otherwise directed, the persons named in the accompanying proxy will vote FOR the election of the Director nominees, FOR the ratification, approval and adoption of The 1997 Stock Option Plan of Elcom International, Inc., as amended and the options granted thereunder to date, and FOR the ratification, approval and adoption of the Company's Executive Profit Performance Bonus Plan For Executive Officers.

         All other questions and matters brought before the Annual Meeting shall be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or represented by Proxy at the Annual Meeting, unless otherwise provided by law or by the Certificate of Incorporation or By-Laws of the Company. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the proposal on which the abstention is noted and will have the effect of a vote against such proposal. Broker non-votes, however, are not counted as present and entitled to vote for purposes of determining whether a proposal has been approved and therefore, will have no effect on the outcome of any such proposal.

                              ELECTION OF DIRECTORS

         The members of the Company's Board of Directors are divided into three classes with the term of office of one class expiring each year. At the Annual Meeting, two Directors will be elected to serve a three-year term until the Annual Meeting in 2001 and until their successors have been duly elected and qualified. The Nominating Committee of the Board of Directors has nominated Robert J. Crowell and William W. Smith to stand for election as Directors at the Annual Meeting. Messrs. Crowell and Smith are presently Directors of the Company.

         Unless otherwise directed, the persons named in the accompanying Proxy will vote for the election of the two nominees set forth in the table below as Directors of the Company for a three-year term. In the event of the death or inability to act of either of the nominees, the Proxies will be voted for the election as a Director of such other person as the Board of Directors or its Nominating Committee may recommend. In no event will the accompanying Proxy be voted for more than two nominees or for persons other than those named below and any such substitute nominee for either of them.

         The following tables list the nominees for election at the Annual Meeting and those Directors who will continue in office subsequent to the Annual Meeting, and certain other information with respect to each individual.

Nominees for Election at the 1998 Annual Meeting

     NAME                      AGE                POSITION
--------------------------     ---   -------------------------------------------
Robert J. Crowell              46    Chairman of the Board of Directors and
                                        Chief Executive Officer of the Company
William W. Smith (1)(2)(3)     46    Vice Chairman and a Director of the Company
-----------------
(1)      Member of the Nominating Committee.
(2)      Member of the Compensation Committee.
(3)      Member of the Audit Committee.

         Robert J. Crowell, the Company's founder, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception in 1992. Mr. Crowell has founded and managed several companies in the PC industry since 1977. From May 1990 to April 1992, he was the Chairman, and from May 1990 to January 1992, Chief Executive Officer also, of JWP Information Services, Inc., a subsidiary of JWP, INC. ("JWP"), with approximately $1.4 billion in 1992 revenues. See "--JWP." From 1983 to 1990, Mr. Crowell was the Chairman and Chief Executive Officer of NEECO, Inc. ("NEECO"), a publicly-held national PC reseller which was acquired by JWP (forming JWP Information Services, Inc.) in May 1990 for approximately $100 million. From 1977 to 1983, Mr. Crowell founded and managed New England Electronics Co., Inc. (which was renamed NEECO and became a public company in 1986), and Microamerica Distributing Co., Inc. ("Microamerica"), a PC products distributor which Mr. Crowell founded in 1979 as a subsidiary of NEECO. Microamerica was later spun-off by its acquirer and subsequently merged with Softsel to form Merisel, a PC products distributor. Mr. Crowell also founded Professional Software, Inc. in 1980, a PC-based word processing and database software company ("Professional
Software"), which was sold in 1986. In April 1992, Mr. Crowell entered into a part-time employment relationship with Cumulus Corporation, a privately held assembler and remarketer of IBM-compatible PCs located in Cleveland, Ohio. Mr. Crowell was employed on a part-time basis to act as Vice Chairman of the Board of Cumulus Corporation until he resigned on August 18, 1992. On January 7, 1993, an involuntary petition for bankruptcy proceedings was filed against Cumulus Corporation under Chapter 7 of the United States Bankruptcy Code. Mr. Crowell holds a Magna Cum Laude Bachelor of Science degree in Accounting from the University of Massachusetts and is a Vietnam veteran.

     William W. Smith has been Vice Chairman and a Director of the Company since March 1993. Mr. Smith develops real estate and has been semi-retired since August 1991. Mr. Smith joined NEECO as a major stockholder in 1978 and served as Chief Financial Officer until its acquisition by JWP in May 1990. Mr. Smith continued to serve as Chief Financial Officer of JWP Information Services, Inc. until December 1990, then he served as a consultant until he retired in August 1991. See "--JWP." Mr. Smith holds a Magna Cum Laude Bachelor of Science degree in Accounting from the University of Massachusetts.

Vote Required

         The affirmative vote of a plurality of the shares of Common Stock voting in person or represented by proxy shall be required for the election of the Director nominees. Unless otherwise directed, the persons named in the accompanying proxy will vote FOR the election of the Director nominees.

Directors Continuing In Office

           NAME                    AGE            POSITION
-------------------------         -----    ---------------------
J. Richard Cordsen (1)             44      Director of the Company
Richard J. Harries, Jr. (1)(2)     60      Director of the Company
John W. Ortiz (2)(3)               74      Director of the Company
James Rousou                       50      Director and a Corporate Executive
                                             Vice President of the Company;
                                             President and Chief Executive
                                             Officer of Catalink Direct, Inc.
-------------
(1)   Member of the Nominating Committee.
(2)   Member of the Compensation Committee.
(3)   Member of the Audit Committee.

         J. Richard Cordsen, a Director of the Company since May 1995, has been head of direct investments of United Gulf Management, Inc. ("United Gulf"), or related entities, since September 1988 and has held various other positions with the same group of entities since January 1983. United Gulf is a Boston, Massachusetts-based investment management company. United Gulf's ultimate parent entity is Kuwait Investment Projects Company (K.S.C.). Prior to his association with United Gulf, Mr. Cordsen held various positions with Chase Manhattan Bank. Mr. Cordsen holds an M.B.A. degree from Columbia University and a Bachelor of Science degree from the University of Colorado.

         Richard J. Harries, Jr., a Director of the Company since December 1993, rejoined IBM North America as a Business Partner Executive in 1997. During 1996, Mr. Harries was a Director of Sales of the Institute for Software Advancement. From July 1992 to August 1995, upon retiring from IBM after twenty-five years of service, Mr. Harries worked as the general manager of Tascor; was a sales and marketing consultant; and was an independent distributor for Equinox, Inc. Prior thereto, from 1988 to July 1992, Mr. Harries served as a National Account Executive for IBM. During his career with IBM, Mr. Harries held a number of executive marketing and sales management positions, including ten years of experience in IBM's National Distribution Division Reseller Channel where he was responsible for field sales and marketing programs. Mr. Harries holds a Bachelor of Arts Degree in Political Science and a Master of Arts Degree in Economics from Boston College.

         John W. Ortiz, a Director of the Company since December 1993, is a retired investor who was an executive at South Shore Bank where he was employed from 1942 to 1989, most recently as Senior Vice President and Group Head of Commercial Lending. Mr. Ortiz also presided as the president of the New England Chapter of Robert Morris Associates and as a director of the Massachusetts Higher Education Loan Corporation at times during his banking career. Mr. Ortiz is a 1954 graduate of Northeastern University's Bachelor of Arts program.

     James Rousou was Lantec's (as hereafter defined) Chairman and Chief Executive Officer from September 1993 to March 1996 and, since November 1995, has been a Corporate Executive Vice President of the Company. On April 1, 1996, Mr. Rousou was appointed Chief Executive Officer of Catalink Direct, Inc. ("Catalink") a wholly-owned subsidiary of the Company, and subsequently also was appointed President. From September 1991 to August 1993, Mr. Rousou was the
Managing Director of JWP Information Services Ltd. (a PC remarketer in the United Kingdom) and from January 1991 to August 1991 he was Managing Director, and from June 1990 to

December 1990, Finance Director, of Businessland (U.K.) Ltd. (a PC remarketer), until it was acquired by JWP. Mr. Rousou holds a Bachelor of Science Degree in Economics and Finance from the London School of Economics and has been a Fellow of the Institute of Chartered Accountants in England and Wales since 1973. See "-- Board Observer."

JWP

         JWP acquired NEECO in 1990 and operated its United States computer reseller and system integration services businesses through an indirect subsidiary, JWP Information Services, Inc. ("Information Services"). Mr. Crowell and Mr. Smith were executive officers of Information Services until their resignations in April, 1992 and December, 1990, respectively. On August 9, 1993, JWP sold substantially all of its United States computer business operations, comprising substantially all of the assets of Information Services, to Entex Information Services, Inc., which is now a competitor of Catalink. In October 1993, following that sale, Information Services filed a voluntary petition under Chapter 7 of the United States Bankruptcy Code.

Board Observer

         Pursuant to a stockholders agreement, originally entered into in connection with the acquisition of a group of entities which owned a United Kingdom PC products reseller ("Lantec") in June 1995 among certain of the former stockholders of Lantec, the Company and Robert J. Crowell, and amended and restated as of April 6, 1996 (the "Lantec Stockholders' Agreement"), until June 22, 2002, as long as the former stockholders of Lantec are the record owners of at least 2,500,000 shares of Common Stock (including, on an as-if-exercised-basis, any shares underlying warrants), such stockholders shall have the right to designate an observer (the "Board Observer") to attend meetings of the Company's Board of Directors and committees thereof. No Observer has the right to vote on any matter presented to the Board of Directors or any committee thereof. Since the election of James Rousou, a Corporate Executive Vice President of the Company and President and Chief Executive Officer of Catalink, as a Director in 1996, Mr. Rousou also has continued in his role as Board Observer. The Lantec Stockholders' Agreement also provides that the former stockholders of Lantec may renounce their Board Observer right.

Directors And Terms Of Office

         The By-Laws of the Company provide that the Board of Directors shall consist of such number of Directors, between five and fifteen, as are elected by the stockholders from time to time. The number of Directors is currently fixed at six. The Board is divided into three classes, with Directors serving three-year staggered terms. John W. Ortiz and James Rousou serve as a Class I Directors, and hold office until the 1999 Annual Meeting of Stockholders; J. Richard Cordsen and Richard J. Harries, Jr., serve as Class II Directors, and hold office until the 2000 Annual Meeting of Stockholders; and Robert J. Crowell and William W. Smith, serve as Class III Directors, and hold office until the 1998 Annual Meeting of Stockholders. Messrs. Crowell and Smith are standing for re-election to three year terms as Directors at the Annual Meeting.

Committees Of The Board Of Directors

         The Board of Directors has three standing committees: a Compensation Committee, an Audit Committee and a Nominating Committee. The Compensation Committee has the authority to: (i) administer the Company's stock option plans, including the selection of optionees and the timing of option grants; (ii)
review and/or approve compensation and bonus payments made to Company Executives; and (iii) review and monitor key employee compensation and benefits policies and administer the Company's management compensation plans. The Compensation Committee did not meet during 1997, as the Compensation Committee's actions are generally taken by unanimous written consent. The members of the Compensation Committee are Messrs. Smith (Chairman), Harries and Ortiz.

         The Audit Committee recommends the annual appointment of the Company's auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial control procedures and the adequacy of such internal control procedures. The Audit Committee met two times during 1997 and also conducted an additional meeting in early 1998 relative to the 1997 audit. Messrs. Smith and Ortiz serve as the members of the Audit Committee.

         The Nominating Committee reviews potential candidates for election as Directors of the Company and makes recommendations to the Board of Directors as to nominees for election. Messrs. Smith, Harries and Cordsen serve as the members of the Nominating Committee. The Nominating Committee does not consider stockholder nominations. The Nominating Committee did not meet during 1997, having taken its action by unanimous written consent.

         The Board of Directors met six times during the 1997 calendar year and each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors during the period he served as a Director, and (ii) the total number of meetings held by Committees of the Board on which he served.

Director Compensation

         Except for the grant of stock options as set forth in the following paragraph, the Company's Directors are not compensated for any meetings that they attend, but are reimbursed for expenses that are incurred in attending such meetings.

1995 Non-Employee Director Stock Option Plan

         Non-employee Directors are entitled to participate in the 1995 Non-Employee Director Stock Option Plan (the "Director Plan"), adopted by the Board of Directors in October 1995, and approved by stockholders in November 1995. A total of 250,000 shares of Common Stock have been reserved for issuance under the Director Plan. The Director Plan provides for an automatic grant of an option to purchase 5,000 shares of Common Stock to each non-employee Director serving as such on October 9, 1995 or for persons who become a non-employee Director thereafter, on their date of election or appointment as applicable. After the initial option is granted to the non-employee Director, he or she is automatically granted an option to purchase 5,000 shares on June 1 of each subsequent year that he or she is then a non-employee Director. Options granted under the Director Plan have a term of ten years. One-third of the shares subject to each option vest on each anniversary date of the grant of the option so long as the optionee continues to serve as a Director on such dates. The exercise price of the options is the fair market value per share of the Company's Common Stock on the date of the grant of the option, which was $14.25 per share and $8.13 per share for the 20,000 options granted pursuant to the Director Plan in 1996 and 1995, respectively. In addition, on December 20, 1996, each of the non-employee Directors was granted an option to purchase 5,000 shares (an aggregate of 20,000 shares) under the Company's 1993 Stock Option Plan (as hereinafter defined) at $7.50 per share. At an April 3, 1997 Board meeting, all of such non-employee Director options were repriced to $6.57 per share; see "-- Stock Option Repricing." On June 2, 1997, an aggregate of 20,000 additional options were granted under the Director Plan at a price of $5.875 per share. Messrs. Cordsen, Harries, Ortiz and Smith are the Company's current non-employee Directors who received such option grants and repricing thereof.

                    APPROVAL OF THE 1997 STOCK OPTION PLAN OF
                      ELCOM INTERNATIONAL, INC., AS AMENDED

         The stockholders will be asked at the Annual Meeting to ratify, approve and adopt The 1997 Stock Option Plan of Elcom International, Inc., as amended (the "1997 Stock Option Plan") and all of the options granted thereunder to date which was adopted by the Board of Directors on April 29, 1997, and amended by the Board of Directors on February 17, 1998. As originally adopted, the 1997 Stock Option Plan covered 1,000,000 shares, and it was then amended to cover 2,000,000 shares of the Company's Common Stock. Pursuant to the 1997 Stock Option Plan, "key personnel", which includes officers, employees and directors of the Company, as well as other persons who render services as independent contractors to the Company, or any of its affiliates, who in the judgment of the Compensation Committee, are important to the successful operation of the Company or a subsidiary, are eligible to receive incentive stock options ("ISOs") and/or non-qualified stock options ("NQOptions").

         The Board of Directors believes that substantial benefits accrue to the Company from the granting of stock options to key personnel. Such options encourage employees to acquire a proprietary interest in the Company through stock ownership and thereby afford them a greater incentive to enhance the value of the Company's Common Stock through their own efforts in improving the Company's business. The granting of options also has proven instrumental in attracting and retaining key executives and other employees. Accordingly, the Company will, from time to time during the effective period of the Plan, grant to such key personnel as may be selected to participate in the 1997 Stock Option Plan, options to purchase Common Stock on the terms and subject to the conditions set forth in the 1997 Stock Option Plan. The Company had approximately 1,000 employees as of December 31, 1997.

         For these reasons, the Board of Directors adopted the 1997 Stock Option Plan and, accordingly, believes that approval of the Plan is in the best interests of the Company and recommends that stockholders vote FOR the proposal to ratify, approve and adopt the 1997 Stock Option Plan, as amended, and all of the options granted thereunder to date.

         The full text of the 1997 Stock Option Plan, as amended, is attached hereto as Exhibit A. Important details about specific provisions of the 1997 Stock Option Plan are more fully described below, but the following summary is not intended to be complete and it is qualified in its entirety by reference to the 1997 Stock Option Plan, as amended.

Duration and Administration of the 1997 Stock Option Plan

         The 1997 Stock Option Plan is administered by the Compensation Committee of the Board (the "Committee"), presently comprised of Messrs. Harries, Ortiz and Smith. Members of the Committee are/shall be persons who qualify as "outside directors" under Section 162(m) of the Internal Revenue Code and who are "non-employee directors" under Rule 16(b)(3) of the Securities Exchange Act of 1934. Subject to the terms and conditions of the 1997 Stock Option Plan, and in addition to the other authorizations granted to the Committee under the 1997 Stock Option Plan, the Committee shall have full and final authority in its absolute discretion to (a) select the optionees to whom options will be granted, (b) determine the number of shares of Common Stock subject to any option, (c) determine the time when options will be granted, (d) determine the option price of Common Stock subject to an option, (e) determine the time when Common Stock subject to an option may be purchased, (f) prescribe the form of the option agreements governing the options which are granted under the 1997 Stock Option Plan and to set the provisions of such option agreements as the Committee may deem necessary or desirable provided such provisions are not contrary to the terms and conditions of the 1997 Stock Option Plan, (g) adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the 1997 Stock Option Plan, and (h) construe and interpret the 1997 Stock Option Plan, the rules and regulations and the instruments evidencing options granted under the 1997 Stock Option Plan and to make all other determinations deemed necessary or advisable for the administration of the 1997 Stock Option Plan. If the 1997 Stock Option Plan and the options granted thereunder to date are not ratified, approved and adopted by stockholders at the Annual Meeting, all options previously or hereafter granted thereunder will be NQOptions for federal income tax purposes and furthermore, Directors and executive officers of the Company will not be eligible to receive option grants under the 1997 Stock Option Plan.

         Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the 1997 Stock Option Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all optionees under the 1997 Stock Option Plan and upon any person claiming under or through such an optionee. Neither the Committee nor any of its members shall be liable for any action taken by the Committee pursuant to the 1997 Stock Option Plan. No member of the Committee shall be liable for the action of any other Committee member.

         The 1997 Stock Option Plan will expire by its terms on April 29, 2007.

Securities Subject to the 1997 Stock Option Plan

         Subject to the following, not more than 2,000,000 shares of Common Stock of the Company may be issued pursuant to the 1997 Stock Option Plan in the aggregate. The maximum number of shares of Common Stock for which options may be granted under the 1997 Stock Option Plan to any one individual in any one fiscal year of the Company is 150,000 shares. As of December 31, 1997, options to acquire 479,950 shares of Common Stock (none of which have vested as of December 31, 1997) reserved for issuance under the 1997 Stock Option Plan have been granted; although no grants have been made to any of the Directors or executive officers of the Company. In the event of stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments, the Board or the Compensation Committee must make an appropriate adjustment in the options granted under the 1997 Stock Option Plan, and the aggregate number of shares reserved for issuance thereunder also shall be adjusted accordingly. If any option expires without having been fully exercised, the shares with respect to which such option have not been exercised will be available for further options as will any shares paid or withheld to satisfy an optionee's withholding tax or option payment liability.

Grant and Method of Exercise

         Subject to certain conditions, the duration of each option granted under the 1997 Stock Option Plan will be determined by the Committee, provided that no option shall be granted after the tenth anniversary of the establishment of the 1997 Stock Option Plan and no option shall be exercisable later than the tenth anniversary of the date the option was granted. Each option granted under the 1997 Stock Option Plan may be subject to restrictions with respect to the time and method of vesting as determined by the Committee. All options granted under the 1997 Stock Option Plan as of December 31, 1997 have a duration of ten years and vesting schedules which vary from one to four years.

         ISOs granted under the 1997 Stock Option Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price that is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Stock Option Plan to a stockholder owning more than 10% of the voting power of the Company on the date of grant may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. NQOptions may be granted at less than fair market value under the 1997 Stock Option Plan. Shares of Common Stock underlying an option shall be purchased by the optionee (i) giving written notice to the Company of the Optionee's exercise of the option accompanied by full payment of the purchase price either in cash or, with the consent of the Committee (which may be included in the option agreement), in whole or in part in shares of Common Stock (either by delivery to the Company of already-owned shares or having the Company withhold shares to be issued) having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made, and (ii) making appropriate arrangements acceptable to the Company (which may be included in the option agreement) with respect to income tax withholding, as required, which arrangements may include, at the absolute discretion of the Committee, in lieu of other withholding arrangements, (a) the Company withholding from issuance to the Optionee such number of shares of Common Stock otherwise issuable upon exercise of the option as the Company and the Optionee may agree, or (b) the Optionee's delivery to the Company of shares of Common Stock having a fair market value on the date the option is exercised equal to that portion of the withholding obligation for which payment in cash is not made. The Committee has discretion to determine the transferability of options granted under the 1997 Stock Option Plan, which otherwise generally are not transferable other than upon an Optionee's death.

         As of December 31, 1997, a total of 479,950 options (none of which were exercisable) to acquire shares of the Company's Common Stock had been granted (net of terminated options) under the 1997 Stock Option Plan at a weighted average exercise price of $5.09 per share. All of such options were granted at the fair market value of the Common Stock on the date of grant. None of the options granted under the 1997 Stock Option Plan were granted to Directors or executive officers of the Company. Because the 1997 Stock Option Plan was not adopted until April 29, 1997, none of the options granted under the 1997 Stock Option Plan were repriced at the April 3, 1997 meeting of the Board of Directors; see "--Stock Option Repricing".

Income Tax Treatment

         The Company has been advised that, under current law, certain of the income tax consequences under the laws of the United States to the Company and to optionees under the 1997 Stock Option Plan of options granted under the 1997 Stock Option Plan generally should be as set forth in the following summary. The summary only addresses general United States federal income tax consequences for optionees under the 1997 Stock Option Plan and the Company.

         The options granted under the 1997 Stock Option Plan may be ISOs or NQOptions for federal income tax purposes; however, if the 1997 Stock Option Plan is not ratified, approved and adopted by stockholders at the Annual Meeting, all options granted thereunder will be NQOptions for federal income tax purposes. An optionee to whom an option is granted will not recognize income at the time of grant of an ISO or NQOption, except in the event a NQOption is granted at less than fair market value, in which case the recipient thereof will recognize ordinary compensation income to the extent the total NQOption price is less than the total fair market value of the shares of Common Stock covered by the option on the date of grant. An optionee does not recognize income upon exercise of an ISO and the optionee's tax basis is equal to the option price paid. However, if an optionee disposes of shares acquired pursuant to an ISO either within two years of the date of the ISO grant or within one year of the ISO exercise (a "disqualifying disposition") the optionee will recognize ordinary income equal to the difference, if any, between the option price paid and the amount realized upon such disposition. Otherwise, the optionee's capital holding period for shares acquired pursuant to an ISO commences on the option exercise date. When an optionee exercises a NQOption, the optionee will recognize ordinary compensation income equal to the difference, if any, between the option price paid and the fair market value, as of the date of option exercise, of the shares the optionee purchased. The tax basis of shares obtained by the exercise of a NQOption to an optionee is equal to the option price paid, plus ordinary compensation income recognized, and the optionee's capital holding period for shares acquired commences on the option exercise date. Subject to applicable provisions of the Internal Revenue Code and regulations thereunder, the Company generally will be entitled to a federal income tax deduction in respect of both ISOs disposed of in a disqualifying disposition and NQOptions exercised, in an amount equal to the ordinary and/or compensation income recognized by the optionee.

         The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of options or the Company or to describe tax consequences based on particular circumstances. It is based on general United States federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. The discussion does not address state or local income tax consequences or income tax consequences for taxpayers who are subject to taxation in jurisdictions other than the United States.

Vote Required

         The affirmative vote of the majority of the shares of Common Stock voting in person or represented by proxy and entitled to vote thereon shall be required for the adoption of the proposal to ratify, approve and adopt the 1997 Stock Option Plan of Elcom International, Inc., as amended, and the options granted thereunder to date. Unless otherwise directed, the persons named in the accompanying proxy will vote FOR the adoption of the proposal to ratify, approve and adopt the 1997 Stock Option Plan of Elcom International, Inc. and the options granted thereunder to date.

           APPROVAL OF THE ELCOM INTERNATIONAL, INC. EXECUTIVE PROFIT
                  PERFORMANCE BONUS PLAN FOR EXECUTIVE OFFICERS

         The stockholders will be asked at the Annual Meeting to ratify, approve and adopt the Elcom International, Inc. Executive Profit Performance Bonus Plan For Executive Officers ("the "Executive Performance Plan") which was approved by the Board of Directors on September 4, 1997. If approved at the Annual Meeting, the Executive Performance Plan will cover, for a fiscal year, those persons who, on the ninetieth day of that particular fiscal year, are the executive officers of the Company ("Executive Officers"). As such, the number of people covered will generally be limited to no more than ten, and in order to participate in the Executive Performance Plan, the Executive Officer must be employed as of March 30th of the calendar year and must be awarded a participation (also by March
30th) by the Compensation Committee of the Board of Directors (the "Committee"). If the Executive Performance Plan is not ratified, approved and adopted at the Annual Meeting, it will automatically terminate and no payments will accrue or be paid thereunder.

         The Executive Performance Plan provides for incentive compensation payments (limited in amount to the lesser of: (a) two times the executive's base salary or (b) one million dollars) to be made to covered Executive Officers based upon the increase in the Company's reported operating income over the prior year. Accordingly, the Board of Directors believes that the Executive Performance Plan provides a substantial incentive to those Executives in the best position to affect the Company's operating performance and that substantial benefits will accrue to the Company from granting participations in the Executive Performance Plan. Such participations afford the Executive a substantial incentive to enhance the value of the Company's Common Stock through their own efforts in improving the Company's operating results. The granting of participations also is expected to be instrumental in attracting and retaining key executives. Accordingly, the Company will, from time to time, grant participations to such Executives as may be selected to participate in the Executive Performance Plan in accordance with the terms thereof.

         For these reasons, the Board of Directors adopted the Executive Performance Plan and, accordingly, believes that approval of the Executive Performance Plan is in the best interests of the Company and recommends that stockholders vote FOR the proposal to ratify, approve and adopt the Executive Performance Plan.

         The full text of the Executive Performance Plan, is attached hereto as Exhibit B. Important details about specific provisions of the Executive Performance Plan are more fully described below, but the following summary is not intended to be complete and it is qualified in its entirety by reference to the Executive Performance Plan.

Duration and Administration of the Executive Performance Plan

         The Executive Performance Plan is administered by the Compensation Committee of the Board, presently comprised of Messrs. Harries, Ortiz and Smith. Members of the Committee shall be comprised of persons who qualify as "outside directors" under Section 162(m) of the Internal Revenue Code and who are "non-employee directors" under Rule 16(b)(3) of the Securities Exchange Act of 1934. Subject to the terms and conditions of the Executive Performance Plan, and in addition to the other authorizations granted to the Committee under the Executive Performance Plan, the Committee shall have full and final authority in its absolute discretion to (a) select the participants to whom participations will be granted, (b) determine the percentage of participation granted to any executive, (c) adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the Executive Performance Plan, and (d) construe and interpret the Executive Performance Plan, the rules and regulations and the instruments evidencing participations granted under the Executive Performance Plan and to make all other determinations deemed necessary or advisable for the administration of the Executive Performance Plan. If the Executive Performance Plan is not ratified and approved by stockholders at the Annual Meeting, it will automatically terminate and no payments will accrue or be paid thereunder.

         Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the Executive Performance Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all participants under the Executive Performance Plan and upon any person claiming under or through such a participant. Neither the Committee nor any of its members shall be liable for any action taken by the Committee pursuant to the Executive Performance Plan. No member of the Committee shall be liable for the action of any other Committee member.

Calculation of the Executive Performance Plan Bonuses

         The Executive Performance Plan was not in place during 1997, and if ratified, approved and adopted by stockholders at the Annual Meeting the Executive Performance Plan will be effective as of January 1, 1998. If the Executive Performance Plan is not ratified, approved and adopted by stockholders at the Annual Meeting, it will automatically terminate and no payments will accrue or be paid thereunder. The Executive Performance Plan provides that a bonus pool of up to 20% of the increase in the Company's reported operating profit (or a reduction in losses) from one year to the next (the "Bonus Pool") be set aside for payment to the Company's Executive Officers. The increase in reported operating profit and, accordingly, the 20% Bonus Pool, is determined after giving effect to the expense of the Bonus Pool. An Executive Officer's participation in the Bonus Pool is limited to the lesser of two times his/her annual base salary or $1 million, in any particular year.

         The amounts reflected in the table below as available to the Key Personnel Performance Plan are available because, based on employment contracts in place as of December 31, 1997, a total of 61.3% of the Executive Performance Plan Bonus Pool was allocated to Executive Officers. The table below indicates the amounts that would have been paid, based on employment contracts in place as of December 31, 1997, had the Executive Performance Plan been in effect in 1997, to (i) each of the Executive Officers; (ii) all Executive Officers of the Company, as a group; (iii) all Directors who are not Executive Officers of the Company, as a group; and (iv) all employees who are not Executive Officers of the Company, as a group.

         Executive Profit Performance Bonus Plan for Executive Officers
         --------------------------------------------------------------
                                                                      Proforma
                                                         1997        Individual
                                                       Proforma     Gross Bonus
                  Name and Position                      Bonus       Percentage
-------------------------------------------------     -----------   ------------
Robert J. Crowell
Chairman of the Board of Directors and
    Chief Executive Officer of the Company              $445,100          35%

James Rousou
Director and a Corporate Executive Vice President
    of the Company; President and Chief Executive
    Officer of Catalink Direct, Inc.                    $111,900         8.8%

Laurence F. Mulhern
Corporate Executive Vice President and
   Chief Financial Officer of the Company               $222,600        17.5%

Executive Officers, as a group (3 persons)              $779,600        61.3%

Non-Executive Directors, as a group (0 persons)            --             --

Non-Executive Officer employees, as a group             $492,400 (1)      --
----------------
(1) As noted in the discussion below, this amount is available for allocation to non-Executive Officers under the Key Personnel Performance Plan and, accordingly, is subject to award under such plan, not under the Executive Performance Plan.

         Through December 31, 2000, the Executive Performance Plan may not be terminated or amended in any way that would adversely impact any current participant, without such participant's written consent. Thereafter, the Board of Directors or the Committee may amend or terminate the Executive Performance Plan.

     The Company's reported operating profit increased from $11,288,000 in 1996 to $18,919,000 in 1997. If the Executive Performance Plan had been in effect in 1997, the reported operating profit in 1997 would have been $17,647,000 with the difference of $1,272,000 representing the maximum 20% Bonus Pool which could be awarded to Executive Officers. As shown in the table above, based on employment contracts in place as of December 31, 1997, approximately $492,400 of the available Bonus Pool would not have been allocated to Executive Officers.

Such amount would be available to non-Executive Officer personnel under the Elcom International, Inc. Key Personnel Profit Performance Plan (the "Key Personnel Performance Plan").

         The Key Personnel Performance Plan, which is designed to operate in conjunction with the Executive Performance Plan, is intended to provide a substantial incentive to key personnel who are not Executive Officers, but who can, in the performance of their duties, affect the Company's operating results. The Key Personnel Performance Plan Bonus Pool is limited to that portion of the 20% Bonus Pool calculated under the terms of the Executive Performance Plan less payments under the Executive Performance Plan. Accordingly, the bonus pool available under the Key Personnel Performance Plan is generally limited to the 20% Bonus Pool calculated under the Executive Performance Plan which are either unallocated to Executive Officers or are in excess of the payment limitations under the Executive Performance Plan (the annual payment to any one individual is limited in amount to the lesser of: (a) two times the executive's base salary or (b) one million dollars). Thus, based on the proforma calculation for fiscal 1997, approximately 38.7% of the Bonus Pool would have been available for award under the Key Personnel Performance Plan. Neither the number of personnel covered nor the percentage allocation of the potential bonus pool have yet been determined with respect to the Key Personnel Performance Plan. The terms and administration of the Key Personnel Performance Plan generally correspond to those of the Executive Performance Plan, except that in the case of the Key Personnel Performance Plan, the annual payout to any one participant is limited to the lesser of $500,000 or two times the participant's base salary. If the Executive Performance Plan is not approved, ratified and adopted at the Annual Meeting, both the Executive Performance Plan and Key Personnel Performance Plan will automatically terminate and no payments will accrue or be paid under either plan.

Income Tax Treatment

         The Company has been advised that, under current law, certain of the income tax consequences under the laws of the United States to the Company and to participants in the Executive Performance Plan of participations granted under the Executive Performance Plan generally should be as set forth in the following summary. The summary only addresses general United States federal income tax consequences for participants under the Executive Performance Plan and the Company.

         Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits the federal income tax deduction that the Company may take for compensation paid to "Covered Employees" unless certain requirements are satisfied. Section 162(m) places a $1,000,000 limit on the deduction that may be taken for compensation paid to any Covered Employee unless the compensation satisfies the criteria for an exemption. One exemption applies to compensation that is based on the attainment of objective performance goals established in advance by a committee of two or more outside directors if the material terms of the performance goal under which the compensation is to be paid are disclosed to and approved by stockholders. "Covered Employees" are the chief executive officer of the Company and the four highest compensated officers (other than the chief executive officer) as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended. The Executive Performance Plan is intended to preserve the deductibility of incentive compensation paid to Executive Performance Plan participants all of whom are Covered Employees. Accordingly, it is anticipated that bonuses paid under the Executive Performance Plan will result in ordinary compensation income to participants, and will constitute deductible business expenses to the Company.

         The  discussion  set forth  above  does not  purport  to be a  complete
analysis  of  all   potential  tax   consequences   relevant  to  recipients  of
participations in the Executive Performance Plan or to the Company or to describe tax consequences based on particular circumstances. It is based on general United States federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. The discussion does not address state or local income tax consequences or income tax consequences for taxpayers who are subject to taxation in jurisdictions other than the United States.

Vote Required

         The affirmative vote of the majority of the shares of Common Stock voting in person or represented by proxy and entitled to vote thereon shall be required for the adoption of the proposal to ratify, approve and adopt the

Elcom International, Inc. Executive Profit Performance Bonus Plan For Executive Officers. Unless otherwise directed, the persons named in the accompanying proxy will vote FOR the adoption of the proposal to ratify, approve and adopt the Elcom International, Inc. Executive Profit Performance Bonus Plan For Executive Officers.


                 PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

         The following table sets forth the beneficial ownership of Common Stock as of March 3, 1998 by (i) each Director and nominee for election as a Director of the Company, (ii) each executive officer named in the Executive Compensation tables included elsewhere herein, (iii) all Directors and executive officers as a group, and (iv) each person or group known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock. All information with respect to beneficial ownership has been furnished by the respective Director or executive officer, or by reference to a public filing, as the case may be. Unless otherwise indicated below, each stockholder named below has sole voting and investment power with respect to the number of shares set forth opposite his or its respective name.
                                               Number of
                                                 Shares
                                              Beneficially       Percentage of
Directors And Executive Officers (2)            Owned (1)       Common Stock (1)
                                              ------------      ----------------
  Class III Directors - Term expires at the
    1998 Annual Meeting
      Robert J. Crowell(3)                      4,824,599             17.3%
      William W. Smith(4)                          12,206               *
  Class I Directors - Term expires at the
    1999 Annual Meeting
      John W. Ortiz(4)                             11,666               *
      James Rousou(5)                           1,932,750             7.1%
  Class II Directors - Term expires at the
   2000 Annual Meeting
      Richard J. Harries, Jr.(4)                   11,666               *
      J. Richard Cordsen(6)                     1,284,344             4.7%
  Executive Officers
      Andres Escallon(4)                          607,719             2.2%
      Laurence F. Mulhern(4)                      219,704               *
      Peter F. McAree(4)                           12,750               *
All Directors And Executive Officers
    as a Group (9 Persons)(7)                   8,516,904             29.4%

Other 5% Beneficial Owners
      Shell Pensions Trust Ltd. (Trustee of the
        Shell Contributory Pension Fund)
        Shell Centre
        London SE1 FNA United Kingdom(8)        1,640,000             6.0%
----------
    *  Less than 1%.

(1) In accordance with Securities and Exchange Commission (the "Commission") rules, each beneficial owner's holdings have been calculated assuming full exercise of outstanding options and warrants to acquire Common Stock which are exercisable by such owner within 60 days after March 3, 1998, while assuming no exercise of outstanding options and warrants covering Common Stock held by any other person.

(2) For purposes hereof, the address of the Company's Directors and executive officers is the same as that of the Company: 10 Oceana Way, Norwood, Massachusetts 02062.

(3) Mr. Crowell is Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Crowell's Common Stock ownership is comprised of 3,773,928 shares which he owns directly; 188,401 shares held in a revocable trust for the benefit of Mr. Crowell's daughter, for which Mr. Crowell serves as Trustee; 161,616 shares held by the Crowell Educational Foundation with respect to which Mr. Crowell shares the power to vote and dispose of; and 700,654 shares which he has the right to acquire within 60 days after March 3, 1998 through the exercise of stock options.

(4) All of the Common Stock beneficially owned by such person is comprised of shares which he has the right to acquire within 60 days after March 3, 1998 through the exercise of stock options.

(5) Mr. Rousou is an executive officer and Director of the Company. The number of shares reflected as beneficially owned by Mr. Rousou includes warrants to acquire up to an aggregate of 400,500 shares of Common Stock originally issued in conjunction with the acquisition by the Company of Lantec, which are exercisable, and 132,250 shares of Common Stock which Mr. Rousou has the right to acquire within 60 days after March 3, 1998 through the exercise of stock options.

(6) As reported in a Schedule 13G filed with the Commission on February 13, 1996 by United Gulf, includes 1,226,451 shares with respect to which Mr. Cordsen, a Director of the Company, participates in disposition and investment decisions as an employee of United Gulf and as a director of Permal Capital Management, Inc. ("Permal"). Mr. Cordsen also owns a small limited partnership interest in the general partner of the Permal Funds (as hereinafter defined). The shares reflected as beneficially owned by Mr. Cordsen are comprised of 571,425 shares of Common Stock owned by Permal Private Equity Holdings, L.P., a Cayman Islands limited partnership ("PPEH"), and 655,026 shares of Common Stock owned by Private Equity Holdings, L.P., a Cayman Island limited partnership ("PEH"). PPEH and PEH (collectively, the "Permal Funds") are equity funds whose investments are managed, with respect to voting powers, solely by Permal (or its affiliates), and with respect to dispositions or investment powers, on a shared basis between Permal and its investment co-manager, United Gulf, under a six-member investment committee, with Mr. Cordsen being one of United Gulf's designees to such committee. Permal's ultimate parent entity is Maison Worms & Cie. United Gulf's ultimate parent entity is Kuwait Investment Projects Company (K.S.C.). Mr. Cordsen disclaims beneficial ownership of these 1,226,451 shares. Mr. Cordsen owns 51,227 shares of Common Stock directly and has the right to acquire 6,666 shares within 60 days after March 3, 1998 through the exercise of stock options.

(7) Includes 2,115,781 shares of Common Stock which the Directors and executive officers of the Company have the right to acquire within 60 days after March 3, 1998 through the exercise of warrants and stock options.

(8) As reported in a Schedule 13D filed with the Commission on February 2, 1996.

                         MANAGEMENT - EXECUTIVE OFFICERS

         The name, age and position of the Company's Executive Officers are as follows:

     Name                     Age      Position
     -------------------      ---      -----------------------------------------
     Robert J. Crowell        46       Chairman of the Board of Directors and
                                         Chief Executive Officer of the Company
     James Rousou             50       Director and a Corporate Executive Vice
                                         President of the Company;
                                         President and Chief Executive Officer
                                         of Catalink Direct, Inc.
     Andres Escallon          43       Corporate Executive Vice President and
                                         Chief Technology Officer of the Company
     Laurence F. Mulhern      43       Corporate Executive Vice President,Chief
                                         Financial Officer, Treasurer and
                                         Secretary of the Company
     Peter F. McAree          33       Vice President, Finance of the Company;
                                         Acting President of Elcom Systems, Inc.

     A brief resume for each of the Company's Executive Officers is set forth below. The brief resumes of Messrs. Crowell and Rousou are set forth above under the heading "Election of Directors."

     Andres Escallon has been the Company's Chief Technology Officer and a Corporate Executive Vice President since November 1995. From October 1992 until November 1995, Mr. Escallon was the Company's Vice President and Chief Technology Officer, or acted in similar positions. From June 1991 to September 1992, Mr. Escallon served in the technology group of JWP Information Services, Inc. (See "Election of Directors --JWP") and from January 1989 to April 1991, he was General Manager at Praco Computadores, Bogota, Columbia, a software development company. Prior thereto, from 1980 to 1989, Mr. Escallon was employed with NEECO and Professional Software, Inc. where he was the senior technology officer. Mr. Escallon holds a Bachelor of Science degree in Mechanical Engineering from Universidad de los Andes and a Masters of Science degree in Systems Engineering from Boston University. As of January 1, 1998, Mr. Escallon is the Chief Technology Officer and a Vice President of the Company's wholly-owned technology subsidiary, Elcom Systems, Inc., and is no longer an Executive Officer of the Company.

     Laurence F. Mulhern has been the Company's Chief Financial Officer, Treasurer, Secretary and a Corporate Executive Vice President, or has acted in similar positions, since July 1993. From 1985 through December 1992, Mr. Mulhern was Vice President, Finance of Pacific Gateway Properties, Inc., an AMEX-listed public company which owns and operates income producing real estate. In this position, Mr. Mulhern was responsible for all financial aspects of the company. Prior to joining Pacific Gateway Properties, Mr. Mulhern was an Audit Manager with Arthur Andersen LLP. Mr. Mulhern holds a Bachelor of Science degree in Accounting from Villanova University and has been a Certified Public Accountant since 1979.

         Peter F. McAree is the acting President of Elcom Systems, Inc., and is also Vice President, Finance of the Company. As the President of Elcom Systems, Mr. McAree is responsible for all the subsidiary's operational, financial and administrative matters. Prior to joining Elcom, Mr. McAree served as Vice President and Chief Financial Officer for Geerlings and Wade, Inc., a publicly-held national direct marketer of premium wines. In this position, he was responsible for the operations, finance and administrative functions of the company. Prior to 1995, Mr. McAree served in the Enterprise Group of Arthur Andersen LLP, specializing in providing services to growth-oriented high technology and consumer product companies. Mr. McAree is a graduate of Bentley College, Waltham, MA, and is a Certified Public Accountant.

                             EXECUTIVE COMPENSATION

     The table below sets forth information concerning the annual and long-term compensation for services in all capacities with respect to those persons who were (i) the Chief Executive Officer, and (ii) the other executive officers of the Company (collectively, the "Named Executive Officers"), at December 31, 1997.

Summary Compensation Table
                                                                      Long-Term
                                                      Annual        Compensation
                                                   Compensation(1)      Awards
                                                   ---------------  ------------
                                                                      Shares of
                                                                    Common Stock
                                                                     Underlying
Name And Principal Position(1)                    Year    Salary      Grants(#)
------------------------------                    ----   --------   ------------
Robert J. Crowell                                 1997   $ 76,000       325,000
Chairman of the Board of Directors and            1996   $202,000       204,500
  Chief Executive Officer of the Company (2)      1995   $ 58,000       100,000

James Rousou                                      1997   $190,000        99,750
Director and a Corporate Executive                1996   $170,000        32,500
  Vice President of the Company;                  1995   $ 81,000          --
  President and Chief Executive Officer
  of Catalink Direct, Inc.(3)

Andres Escallon                                   1997   $146,000        35,000
  Corporate Executive Vice President and          1996   $120,000          --
  Chief Technology Officer of the Company (4)     1995   $120,000          --

Laurence F. Mulhern                               1997   $161,000        21,000
  Corporate Executive Vice President,             1996   $142,000        82,500
  Chief Financial Officer, Treasurer and          1995   $117,000        32,000
  Secretary of the Company (5)
Peter F. McAree                                   1997   $ 90,000        45,000
  Corporate Executive Vice President              1996       --            --
  of the Company; President of                    1995       --            --
  Elcom Systems, Inc.  (6)
----------

(1) No Named Executive Officer received a bonus with respect to each of the three years in the period ended December 31, 1997 and unless otherwise indicated herein, no Named Executive Officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of such individual's salary plus annual bonus.

(2) On June 1, 1997, the Company and Mr. Crowell entered into an Amended Employment Agreement (the "1997 Crowell Agreement"), pursuant to which Mr. Crowell has been retained for a term ending on May 31, 2000 as the Chairman and Chief Executive Officer of the Company. The 1997 Crowell Agreement amended and restated the employment agreement between Mr. Crowell and the Company entered into in September 1995 (the "1995 Crowell Agreement") which was due for renewal in 1997. The 1997 Crowell Agreement provides for a minimum annual base salary of $325,000, whereas the 1995 Crowell Agreement provided for a minimum annual base salary of $275,000. Mr. Crowell was not paid any salary prior to October 1, 1995, when he began receiving an annual salary pursuant to the 1995 Crowell Agreement. Mr. Crowell elected to forgo approximately $228,000 and $73,000 of his annual minimum base salary during 1997 and 1996, respectively. See "--Executive Profit Performance Bonus Plan", "-- Option Grants in 1997" and "-- Employment Contracts."

(3) James Rousou became an executive officer of the Company in June 1995 in connection with the Company's acquisition of Lantec, of which he was Chairman and Chief Executive Officer through March 1996. Since November 1995, Mr. Rousou also has served as a Corporate Executive Vice President of the Company and since April 1, 1996, has served as the Chief Executive Officer of Catalink and was appointed President of Catalink in June of 1996. As of April 1, 1996, the Company and Mr. Rousou entered into an employment agreement which entitled Mr. Rousou to an annual base salary of $190,000 and provided a bonus opportunity of up to 30% of his base salary. Mr. Rousou's agreement was amended effective as of December 15, 1997 to provide a base salary of $300,000 until April 15, 1998, at which time such base salary is reduced to $120,000 and to replace Mr. Rousou's bonus opportunity with an 8.8% participation in the proposed Executive Performance Plan. Under his previous Lantec Services Agreement, which terminated in March 1996 upon his resignation from all his Lantec positions, Mr. Rousou received an annual base salary of 100,000 pounds sterling. The 1996 compensation noted above includes amounts paid under both agreements, but does not include a Lantec pension contribution of approximately $3,000 and the attributed value of a Lantec company car of $5,000. The 1995 compensation noted above is for the period from the acquisition of Lantec (June 1995) to December 31, 1995, and does not include a pension contribution of $6,000 and the attributed value of a company car amounting to $8,000 for such period. Mr. Rousou elected to forgo annual minimum base salary and bonus amounts totaling $63,000 and $54,000 during 1997 and 1996, respectively. See "-- Executive Profit Performance Bonus Plan", "-- Option Grants in 1997" and "-- Employment Contracts."

(4) As of December 31, 1997, the Company had loaned Mr. Escallon a total of $600,000 pursuant to a demand note which accrues interest at a rate of prime plus 1% and is secured by the underlying value of Mr. Escallon's Company stock options.

(5) On June 1, 1997, the Company and Mr. Mulhern entered into an Amended Employment Agreement (the "1997 Mulhern Agreement") pursuant to which Mr. Mulhern has been retained for a term ending on May 31, 2000 as the Chief Financial Officer and a Corporate Executive Vice President of the Company. The 1997 Mulhern Agreement amended and restated the employment agreement between Mr. Mulhern and the Company entered into in July 1996 (the "1996 Mulhern Agreement"). The 1997 Mulhern Agreement provides for a minimum annual base salary of $275,000 and a participation in the proposed Executive Performance Plan, whereas the 1996 Mulhern Agreement provided for a minimum annual base salary of $142,000 and a bonus opportunity of up to 30% of base salary. Mr. Mulhern elected to forgo approximately $58,000 of his annual minimum base salary during 1997. See "-- Executive Profit Performance Bonus Plan", "-- Option Grants in 1997" and "-- Employment Contracts."

(6) Mr. McAree joined the Company on March 24, 1997 and has been the acting President of Elcom Systems since August 22, 1997.

Stock Option Plans

         In addition to the 1995  Non-Employee  Director  Stock Option Plan (the
"Director Plan"), the Company has adopted The Stock Option Plan of Elcom International, Inc. (the "1993 Stock Option Plan"), the 1995 (Computerware) Stock Option Plan of the Company (the "Computerware Stock Option Plan"), The 1996 Stock Option Plan of the Company (the "1996 Stock Option Plan"), and the 1997 Stock Option Plan, collectively hereinafter the "Stock Option Plans" covering 5,000,000, 1,000,000, 2,400,000 and 2,000,000 shares, respectively, of the Company's Common Stock, pursuant to which officers, employees and directors of the Company, as well as other persons who render services as independent contractors to the Company, or any of its affiliates, are eligible to receive ISOs and/or NQOptions and which generally operate otherwise in a manner similar to the 1997 Stock Option Plan, as described above. The maximum number of options that can be granted to any one participant during any one fiscal year is 500,000 under the 1993 Stock Option Plan, 210,000 under the Computerware Stock Option Plan, 300,000 under the 1996 Stock Option Plan and 150,000 under the 1997 Stock Option Plan.

         The 1993 Stock Option Plan was adopted by the Board of Directors in February 1993, was approved by the Company's stockholders, and terminates on February 23, 2003. Of the 5,000,000 shares of Common Stock reserved for issuance thereunder, as of December 31, 1997, options covering 916,737 shares of Common Stock have been exercised, and options to acquire an aggregate of 3,936,890 shares of Common Stock (2,479,676 of which were exercisable at December 31, 1997) were outstanding at exercise prices ranging from $.11 to $8.80 per share, and accordingly, options covering 146,373 shares of Common Stock may be granted under such option plan. The Computerware Stock Option Plan was adopted by the Board of Directors in February 1995, was approved by the Company's stockholders, and terminates on February 5, 2005. Of the 1,000,000 shares of Common Stock reserved for issuance under the Computerware Stock Option Plan, options to acquire all 1,000,000 shares have been granted at an exercise price of $4.00 per share, 91,800 of which have been exercised as of December 31, 1997, and 808,200 of which were exercisable as of December 31, 1997. An aggregate of 56,319 shares of previously owned Common Stock were submitted in payment of the exercise price and withholding tax obligations with respect to the options exercised under the Computerware Stock Option Plan, and accordingly, options covering such shares may be granted under such option plan. See "Certain Transactions." The 1996 Stock Option Plan was adopted by the Board of Directors in August 1996, was approved by the Company's stockholders and terminates on August 19, 2006. Of the 2,400,000 shares of Common Stock reserved for issuance under the 1996 Stock Option Plan, as of December 31, 1997, options covering 30,599 shares of Common Stock have been exercised, and options to acquire an aggregate of 2,345,385 shares of Common Stock (357,671 of which were exercisable at December 31, 1997) were outstanding as of December 31, 1997, at exercise prices ranging from $5.03 to $7.69 per share, and accordingly, options covering 24,016 shares of Common Stock may be granted under such option plan. The 1997 Stock Option Plan was adopted by the Board of Directors in April 1997, amended in February 1998, and is subject to ratification, approval and adoption at the Annual Meeting. See "-- Option Repricing" and "Certain Transactions."

Change of Control Feature

         Generally, all option agreements under the Stock Option Plans, including those relative to the Named Executive Officers, contain provisions accelerating the exercisability of the options, or otherwise requiring the cash payment of the value of the options (represented by the difference between the option exercise price and the then-current fair market value of the underlying Common Stock), upon certain defined changes in control or sales of substantially all of the Company's assets. Such changes of control occur if the Company is reorganized, consolidated or merged with another company and the Company is not the surviving company, or if 50% or more of the shares of the capital stock of the Company which are then issued and outstanding are purchased by a single person or entity.

Option Grants In 1997

         Shown below is information relating to grants of stock options pursuant to the Stock Option Plans during the fiscal year ended December 31, 1997 to the Named Executive Officers. Such grants also are reflected in the Summary Compensation Table above.

                                           Individual Grants                                         Potential
                -------------------------------------------------------------------------       Realizable Value At
                                 % of Total                                                      Assumed Annual
                                   Options        Exercise                                     Rates of Stock Price
                   No. of         Granted To       or Base                                     Appreciation for the
                 Securities        Employees        Price                                         Option Term (3)
                 Underlying        In Fiscal       ($ per          Grant       Expiration    ------------------------
Name             Options(1)          Year          share)(2)       Date           Date           5%           10%
----            ------------    --------------    ----------    ----------    -----------    ---------   ------------

Robert J.          12,500            0.61%          $8.80(4)     01/15/97       01/15/02      $ 30,000     $   68,000
Crowell (5)       122,500            5.94%           8.00        01/15/97       01/15/07       616,000      1,562,000
                  125,000            6.06%           5.03        04/30/97       04/30/07       396,000      1,002,000
                   65,000            3.15%           5.28        06/06/97       06/06/07       216,000       547,0000

James Rousou (5)   99,750            4.83%           8.00        01/15/97       01/15/07       502,000      1,272,000


Andres             35,000            1.70%           5.03        04/30/97       04/30/07       111,000        281,000
Escallon (6)

Laurence F.        21,000            1.02%           8.00        01/15/97       01/15/07       106,000        268,000
Mulhern (5)

Peter F.           15,000            0.73%           6.50        03/31/97       03/31/07        61,000        155,000
McAree (7)         30,000            1.45%           5.03        04/30/97       04/30/07        95,000        241,000
----------

(1) The options become fully vested upon certain "changes in control" of the Company, as described in the Stock Option Plans, and the relevant agreements thereunder. See "--Change of Control Feature."

(2) This price represents the fair market value at the date of grant pursuant to the terms of the Stock Option Plans.

(3) Potential Realizable Value is based on certain assumed rates of appreciation pursuant to rules prescribed by the Commission. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved. In accordance with rules promulgated by the Commission, Potential Realizable Value is based upon the exercise price of the options.

(4) This price represents 110% of the fair market value at the date of grant pursuant to the terms of the Stock Option Plans.

(5) All options granted to these individuals in 1997 become fully vested on the first anniversary of the option grant date.

(6) 45% of these options vest on the first anniversary of the grant date and the balance vest on the second anniversary.

                                      -19-

(7) The options granted to Mr. McAree on March 31, 1997 vest over four years (15%; 20%; 30%, 35%) commencing on the first anniversary of the date of grant. The options granted to Mr. McAree on April 30, 1997 vest over two years (35%; 65%) commencing on the first anniversary of the date of grant.

Fiscal Year-End Option Value Table

         The following table shows the number of shares of Common Stock acquired during 1997 by the exercise of options and the related value realized, as well as the number of shares of Common Stock and values represented by outstanding stock options held by each of the Named Executive Officers as of December 31, 1997.

                                                          Number Of Securities        Value Of Unexercised
                                                               Underlying                 In-The-Money
                                                         Unexercised Options at             Options At
                         Shares                           December 31, 1997(#)       December 31, 1997($)(1)(2)
                       Acquired on      Value        ---------------------------   ----------------------------
                       Exercise (#)   Realized ($)   Exercisable   Unexercisable   Exercisable    Unexercisable
                       ------------   ------------   -----------   -------------   -----------    -------------
Robert J. Crowell         --          $    --         440,654(3)     325,000(4)     $ 742,000     $ 269,000
James Rousou              --               --          32,500         99,750(5)        27,000          --
Andres Escallon         20,000          104,000       611,969         35,000        3,908,000        52,000
Laurence F. Mulhern       --               --         198,704(6)      41,800(7)       511,000        31,000
Peter F. McAree           --               --            --           45,000             --          45,000

(1) Options are "in-the-money" if the fair market value of the Common Stock exceeds the exercise price.

(2) Represents the total gain which would be realized if all in-the-money options beneficially held at December 31, 1997 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and $6.53, the average of the high and low sales prices per share of the Company's Common Stock on the NASDAQ Stock Market on December 31, 1997 (the last day of trading in 1997).

(3) Includes options covering a total of 147,000 shares of Common Stock at a weighted average exercise price of $7.72 per share which are not "in-the-money" as of December 31, 1997 and therefore are excluded from the table of Value Of Unexercised In-The-Money Options.

(4) Includes options covering a total of 135,000 shares of Common Stock at a weighted average exercise price of $8.07 per share which are not "in-the-money" as of December 31, 1997 and therefore are excluded from the table of Value Of Unexercised In-The-Money Options.

(5) These options have an exercise price of $8.00 per share and therefore which are not "in-the-money" as of December 31, 1997 are excluded from the table of Value Of Unexercised In-The-Money Options.

(6) Includes options covering 62,500 shares at an exercise price of $7.31 per share which are not "in-the-money" as of December 31, 1997 and therefore are excluded from the table of Value Of Unexercised In-The-Money Options.

(7) Includes options covering 21,000 shares at an exercise price of $8.00 per share which are not "in-the-money" as of December 31, 1997 and therefore are excluded from the table of Value Of Unexercised In-The-Money Options.

Option Repricing

         As reported in last year's proxy materials, on April 3, 1997, the Board approved the repricing of all stock options, except those granted to Named Executive Officers, granted under the Stock Option Plans (excluding the 1997 Stock Option Plan) at a price in excess of $6.57 per share, to a price of $6.57 per share, which approximated the average trading price of the Company's Common Stock during the month of March 1997. The Board, with Non-Employee Directors abstaining, also repriced options granted to Non-Employee Directors under the 1993 Stock Option Plan and the Director Plan (through an amendment to the Director Plan) on the same basis. The Board took this action in light of the decline in the Company's Common Stock price which, in its view, was frustrating the purpose of the Stock Option Plans, since most employees' options were priced well above the current market value of the Company's Common Stock. This situation was further exacerbated by the very tight employment markets, particularly for technical personnel, in the Northeast United States and in the United Kingdom. The repricing was not applicable to the 1997 Stock Option Plan, as it was not approved by the Board of Directors until April 29, 1997 and accordingly, no options were granted thereunder as of April 3, 1997.

         The Board believes that by taking this repricing action it has, to a certain extent, restored the incentive that the Stock Option Plans were designed to provide, and has generated a renewed enthusiasm in the Company's effected personnel. Accordingly, the Board believes that the repricing action was in the best interests of the Company.

         The repricing action had no impact on vesting schedules or any other option term and does not apply to any options held by Named Executive Officers. It is also expected that the repricing action will not have any material impact on the Company's calculation of diluted earnings per share. The following table sets forth summary information relative to the stock option repricing based on options outstanding as of December 31, 1997.

                                                                                 Total Options
                                                                                  Outstanding
                                                                                Weighted Average
                                                                                Exercise Price (1)
                                                                               -------------------
                                          Total Options     Total Options
Option Plan                               Outstanding(1)   Repriced (1)(2)     Original   Repriced
------------------------------            --------------   ---------------     --------   --------
Director Plan                                  60,000           40,000           $9.42      $6.34
1993 Stock Option Plan                      3,936,890          931,295(3)         4.62       4.33
Computerware Stock Option Plan                908,200             --              4.00       4.00
1996 Stock Option Plan                      2,345,385           83,280            5.58       5.53
1997 Stock Option Plan                        479,950             --              5.09       5.09
                                          --------------    --------------     --------   --------
    Total of all plans                      7,730,424        1,054,575           $4.91      $4.72
                                          --------------    --------------    ---------   --------

(1) Does not include options which were repriced covering 7,050 shares originally priced at a weighted average exercise price of $7.57 per share which were exercised during 1997 and does not include options which were repriced covering 230,495 shares originally priced at a weighted average exercise price of $7.94 per share which were forfeited during 1997.

(2)   The price of all such options was reduced to $6.57 per share.

(3) Includes options covering an aggregate of 20,000 shares originally granted to Non-Employee Directors at a price of $7.50 per share. Does not include options covering 340,250 shares granted to Named Executive Officers at a weighted average exercise price of $7.90 per share which were not repriced.

Employment Contracts

         Effective June 1, 1997, the Company entered into the 1997 Crowell Agreement pursuant to which Mr. Crowell has been retained for a term ending May 31, 2000, as the Chairman and Chief Executive Officer of the Company. The 1997 Crowell Agreement amended and restated the employment agreement between Mr. Crowell and the Company entered into in September 1995 (the "1995 Crowell Agreement") which was due for renewal in 1997. The 1997 Crowell Agreement provides for a minimum annual base salary of $325,000, whereas the 1995 Crowell Agreement provided for a minimum annual base salary of $275,000. Mr. Crowell was not paid any salary prior to October 1, 1995, when he began receiving an annual salary pursuant to the 1995 Crowell Agreement. The

1997 Crowell Agreement provides that Mr. Crowell is entitled to participate in all Company compensation plans and fringe benefit plans, on terms at least as favorable as other executives of the Company and that Mr. Crowell will participate in the Executive Performance Plan or similar plan implemented by the Company at a minimum rate of 35% of any bonus pool generated by such plan. Under the 1997 Crowell Agreement, Mr. Crowell also is entitled to receive annual grants of options under the Company's Stock Option Plans to be made no later than July of each year in amounts commensurate with Mr. Crowell's position and performance as determined by the Compensation Committee and on terms no less favorable than the terms for options granted to other executives. The options generally will be exercisable within a maximum of one year from date of grant, and, to the maximum extent allowable, shall be ISOs. All options which are ISOs will have a per share exercise price of 110% of the fair market value of such shares (so long as Mr. Crowell owns at least 10% of the Company's outstanding stock) on the date of the grant, and all other options, including ISOs, if any, granted after he ceases to be a 10% stockholder, will have an exercise price per share equal to fair market value on the date of grant.

         During 1997, Mr. Crowell elected to forgo approximately $228,000 of his minimum base salary, which was considered, among other factors, by the Compensation Committee in determining the quantity of options to be granted to Mr. Crowell in 1997. Such grants are set forth under the caption "--Option Grants in 1997".

         If Mr. Crowell should die, become disabled (as defined) or be terminated other than "for cause" (as defined), he becomes entitled to receive
(i) cash equal to two times his then annual base salary, payable in 12 equal monthly installments, (ii) his bonus for that year if such termination occurs after March 1 of the respective fiscal year, and (iii) all other compensation and benefits to which he otherwise would have been entitled through the remaining term of the 1997 Crowell Agreement. After his employment ends under the 1997 Crowell Agreement, Mr. Crowell is automatically retained as a consultant for two years (at $125,000 per year) and is precluded from "competing" (as defined therein) against the Company for a period of three years. The Crowell Agreement automatically renews for additional one-year terms unless terminated by either party more than three months prior to the end of the initial term or any renewal term thereof.

         In April 1996, the Company entered into an employment agreement covering an initial period of eighteen months, under which James Rousou was appointed Chief Executive Officer of Catalink and continued as a Corporate Executive Vice President of the Company. Mr. Rousou also was subsequently appointed President of Catalink. The Agreement with Mr. Rousou was amended effective December 15, 1997 (`the Rousou Agreement"), to increase the base salary thereunder to $300,000 until April 15, 1998, when the base salary will decrease to $120,000; to provide Mr. Rousou an 8.8% participation in the proposed Executive Performance Plan; and to put the agreement on a calendar year basis. These amendments were made because Mr. Rousou will cease to be President and Chief Executive Officer of Catalink on April 15, 1998 (the Company is in the process of hiring a new President and CEO for Catalink's U.S. operations), but will continue as a Director and Corporate Executive Vice President of the Company. Mr. Rousou will continue to have specific responsibility for directing and reviewing the strategies, policies and operational performance of the Company's non-U.S. operations. The Rousou Agreement is subject to automatic renewal at the conclusion of each calendar year unless Mr. Rousou or the Company provides notice to the contrary at least six months prior to the conclusion of each calendar year term. The Rousou Agreement also provides that Mr. Rousou is entitled to participate in all Company compensation plans and fringe benefit plans, on terms at least as favorable as other executives. If Mr. Rousou is terminated by the Company other than "for cause" (as defined), he is entitled to continue to receive his base salary for a period of 12 months plus a lump sum payment equal to 12 months base salary, together with any accrued performance bonus to which he is entitled.

         During 1997, Mr. Rousou elected to forgo approximately $5,000 of his minimum base salary and a bonus of $58,000, which was considered, among other factors, by the Compensation Committee in determining the quantity of options to be granted to Mr. Rousou in 1997. The 1997 grants are set forth under the caption "--Option Grants in 1997."

         On June 1, 1997, the Company and Mr. Mulhern entered into the 1997 Mulhern Agreement pursuant to which Mr. Mulhern has been retained for a term ending on May 31, 2000 as the Chief Financial Officer and a Corporate Executive Vice President of the Company. The 1997 Mulhern Agreement amended and restated the employment agreement between Mr. Mulhern and the Company entered into in July 1996 (the "1996 Mulhern

Agreement"). The 1997 Mulhern Agreement provides for a minimum annual base salary of $275,000 and a 17.5% participation in the proposed Executive Performance Plan, whereas the 1996 Mulhern Agreement provided for a minimum annual base salary of $142,000 and a bonus opportunity of up to 30% of base salary. Mr. Mulhern elected to forgo approximately $58,000 of his annual minimum base salary during 1997. The 1997 Mulhern Agreement is subject to automatic renewal at the conclusion of each term for a one year period unless Mr. Mulhern or the Company provides notice to the contrary at least three months prior to the conclusion of each employment year ending May 31. The Mulhern Agreement also provides that Mr. Mulhern is entitled to participate in all Company compensation plans and fringe benefit plans, on terms at least as favorable as other executives. If Mr. Mulhern dies, becomes disabled (as defined) or is terminated by the Company other than "for cause" (as defined), he is entitled to receive an amount equal to two times his base salary which would be paid over a period of 12 months.

         In August 1997, the Company entered into an Employee Benefits Agreement with Andres Escallon (the "Escallon Agreement") pursuant to which Mr. Escallon continues to be a Vice President and the Chief Technology Officer of Elcom Systems, at a base salary of $165,000. The Escallon Agreement provides that if Mr. Escallon is terminated without cause within twelve months of a change in control of the Company, he shall be entitled to receive severance payments equal to twenty-four months' base salary.

         In August 1997, the Company entered into an Employee Benefits Agreement with Peter F. McAree (the "McAree Agreement") pursuant to which Mr. McAree continues to be the Vice President, Finance of the Company and the Acting President of Elcom Systems, at a base salary of $130,000. The McAree Agreement provides that if Mr. McAree is terminated without cause within twelve months of a change in control of the Company, he shall be entitled to receive severance payments equal to twelve months' base salary.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The following report of the Compensation Committee describes the philosophy, objectives and components of the Company's executive compensation programs for 1997 and discusses the determinations concerning the compensation for the Chief Executive Officer for 1997.

     The members of the Compensation Committee are William W. Smith, Richard J. Harries, Jr., and John W. Ortiz. Each of Messrs. Smith, Harries and Ortiz are Non-Employee Directors of the Company.

Compensation Philosophy

         In reviewing and overseeing the Company's compensation programs, the Compensation Committee adheres to a compensation philosophy which provides executive compensation programs that are designed to: (i) attract and retain key executives crucial to the long-term success of the Company; (ii) relate to the achievement of operational and strategic objectives; and (iii) be commensurate with each executive's performance, experience and responsibilities. In making its recommendations concerning salaries and awards under compensation plans, the Committee considers the financial condition and operational performance of the Company during the prior year, the Company's success in achieving strategic objectives that may have a long-term beneficial effect on the Company's results of operations and financial condition, and its assessment of the contributions of the individual executive officer to the Company's performance and to the achievement of its strategic objectives. The Committee, however, does not specifically focus on the compensation levels of executives in peer group companies in making compensation decisions. The Committee's decisions concerning compensation are primarily based on subjective decisions concerning the appropriate levels of compensation and are not the result of a highly formalistic process. The Committee does not rely extensively on objective criteria in measuring individual performance.

Compensation Program

         As a means of implementing these compensation philosophies and objectives, the Company's compensation program for executive officers consists of the following primary elements: salary and participation in the Company's Stock Option Plans, as well as the proposed Executive Performance Plan. These particular elements are further explained below.

         Salaries - Salary levels for executive officers reflect the Committee's subjective judgments of appropriate salaries in light of the duties and responsibilities inherent in the executives' respective positions. The particular qualification of an individual holding the position and his or her level of experience are considered in establishing a salary level when the individual is first appointed to a given position. The performance and contribution of the individual to the Company, as well as Company performance, are the primary criteria influencing salary administration. Salaries of executive officers are generally reviewed each year. In many instances, the primary factor in setting salary levels was the Company's desire to provide compensation in amounts sufficient to induce these individuals to join the Company.

         Executive Performance Plan - The proposed Executive Performance Plan reflects the Committee's desire to provide the Company's executives an opportunity to earn bonuses based upon actual reported improvements in the Company's performance. Accordingly, the Committee believes that the Executive Performance Plan provides a substantial incentive to the executives who are in the best position to affect the Company's operating performance. The Committee believes that by granting participations in the Executive Performance Plan, the executives will have a substantial incentive to enhance the value of the Company's Common Stock through their own efforts in improving the Company's operating results.

         Stock Options - The Company uses stock options as a long-term incentive program for executives. Stock options are used because they directly relate the amounts earned by the executive to the amount of appreciation realized by the Company's stockholders over comparable periods. Stock options also provide executives with the opportunity to acquire and build a meaningful ownership interest in the Company. The Committee considers possible grants of stock options throughout the year. In determining the number of options awarded to an individual executive, the Committee generally establishes a level of award based upon the position of the individual and his or her level of responsibility. The Committee also considers amounts of base salary and/or bonus payments which executives and other personnel elect to forgo, in determining the quantity of options to be granted.

         Benefit Programs - The executive officers also participate in various welfare and benefit programs that are generally made available to all salaried employees. Executive officers also receive certain traditional perquisites, which are customary for their positions.

Chief Executive Officer Compensation

         The compensation arrangements for Mr. Crowell with respect to the 1997 fiscal year were primarily based upon the terms of his employment agreement with the Company, as described under "Executive Compensation--Employment Contracts." Pursuant to the 1997 Crowell Agreement, Mr. Crowell is entitled to an annual minimum base salary of $325,000 per year, which amount may be increased but not decreased at the discretion of the Compensation Committee (which did not occur during 1997). The Compensation Committee did not conduct any surveys of competitive, industry or revenue peer groups, but still believes that this annual base salary would place Mr. Crowell's compensation in the bottom half of comparable companies' chief executives.

         In addition, the 1997 Crowell Agreement provides that Mr. Crowell is entitled to participate in all of the other Company compensation plans and fringe benefit plans, on terms at least as favorable as other executives of the Company and that he will participate in the proposed Executive Performance Plan at a minimum rate of 35% of any bonus pool generated by such plan. Under the 1997 Crowell Agreement, Mr. Crowell also is entitled to receive annual grants of options under the Company's Stock Option Plans to be made no later than July of each year in amounts commensurate with Mr. Crowell's position and performance as determined by the Compensation Committee and on terms no less favorable than the terms for options granted to other executives. Certain additional option grants were made to Mr. Crowell by the Committee in January and April of 1997 which considered, among other factors, his decision to forgo a significant portion of his 1997 annual minimum base salary.

         The Compensation Committee reviews and recommends the number of shares subject to stock options awarded to Mr. Crowell annually, no later than July of each year based upon a number of factors, but does not utilize pre-established, specific performance goals in making such decisions. Factors considered included sales and equity growth, market position, product placement and acceptance, acquisitions and strategic growth strategies, employee attitudes and the balancing of short-term and long-term goals. In determining the number of stock options granted to Mr. Crowell in 1997, the Committee considered its conclusions from an objective and subjective evaluation, with an emphasis on the impact on the Company's sustainability and competitiveness within its industry, as well as his position within the Company, the fact that Mr. Crowell elected to forgo $228,000 of his 1997 minimum base salary, industry stock option grant comparisons and the ongoing belief that Mr. Crowell is significantly under-compensated. In 1997, Mr. Crowell was granted options to acquire an aggregate of 325,500 shares of Common Stock at a weighted average exercise price of $6.35 per share.

Section 162(m)

         Section 162(m) of the Internal Revenue Code (the "Section") disallows a tax deduction for any publicly traded company for individual compensation exceeding $1 million in any year for any of the Named Executive Officers, unless the compensation is performance-based or otherwise meets an applicable exemption. Since the aggregate compensation of each of the Company's executive officers is below the $1 million threshold and since the Committee believes that any options granted under the Company's Stock Option Plans will meet the performance based provisions under the Section, the Committee currently believes that the Section will not reduce the tax deduction available to the Company for compensation paid in 1997 to the Company's executive officers.

                                                    Compensation Committee
                                                    William W. Smith, Chairman
                                                    Richard J. Harries, Jr.
                                                    John W. Ortiz

Compensation Committee Interlocks And Insider Participation

         The Company's Compensation Committee was formed to review, monitor and approve the compensation and benefits for the Company's executive officers (including bonuses, if any), administer the Company's stock option plans and other management compensation plans and make recommendations to the Board of Directors regarding such matters. No employees or executive officers of the Company serve on the Committee. The Committee is currently composed of Messrs. Harries, Ortiz, and Smith. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.


                              CERTAIN TRANSACTIONS

         Executive Loan - As of December 31, 1997, the Company had loaned Mr. Escallon, a Corporate Executive Vice President, Chief Technology Officer and a Named Executive Officer of the Company, a total of $600,000 pursuant to a demand note which accrues interest at a rate of prime plus 1% and is secured by the underlying value of Mr. Escallon's Company stock options.

         Transactions With and Related to Affiliated Company - The Company owns approximately 22% of the equity of ShopLink Incorporated ("ShopLink"), a development stage entity that has licensed the Company's PECOS.cm technology to provide an electronic commerce system to market products to the home consumables market. The Company accounts for this investment under the equity method, with its losses limited to its $4,000 investment. In 1996, ShopLink paid $437,500 for a perpetual license of the Company's PECOS.cm technology and also granted the Company warrants to acquire 200,000 shares of ShopLink common stock at $2.20 per share as partial consideration for certain exclusivity rights. In 1997, the license agreement was amended to eliminate certain ongoing user and transaction fees in exchange for a supplemental license fee of $350,000, which was paid to the Company, and cancellation by the Company of all its warrants to acquire ShopLink common stock. Under the

Amended License Agreement and related Development Agreement, Extended Maintenance Agreement and Professional Services Agreement, ShopLink is required to pay additional amounts based on advertising revenues it receives, and for services rendered by the Company in customizing and maintaining the ShopLink implementation, as well as annual maintenance fees. During 1997, Elcom Systems recognized license and maintenance fees totaling $648,000 (including the aforementioned supplemental license fee) and professional services revenues of $1,215,000 related to ShopLink, as well as $54,000 of computer sales. The Company also was reimbursed by ShopLink for the actual cost of certain rental expense relative to Company office space occupied by ShopLink and for the cost of employee benefit expenses that specifically relate to ShopLink's employees.

         In addition to the Company's ownership position, Mr. Crowell, the Company's Chairman and Chief Executive Officer, also is Chairman of ShopLink's Board of Directors and beneficially owns approximately 11% of ShopLink.

         As of September 30, 1997 the Company sold options to acquire its entire equity ownership interest in ShopLink. The Company received $418,000 in payment for the options which may be exercised through March 31, 1999. If all such options are exercised, the Company could receive payments of up to an additional $4.2 million. The $418,000 received in payment for the options includes $165,000 from Mr. Crowell and $30,000 from the Permal Funds.

         Litigation Settlement - On March 26, 1997, the Company and certain of its subsidiaries entered into a Final Agreement of Settlement and Mutual Release of All Claims and Demands (the "Settlement") with the former owners of Computerware Business Trust ("Computerware"), which the Company acquired in February 1995, including the dismissal of all litigation pending against the principal former owners of Computerware (and related counterclaims against the Company). The essence of the Settlement includes a confirmation of the merger transaction and confirms that the 1,326,417 shares of Company Common Stock issued in 1995 is the appropriate and final amount of stock due and payable in connection with the transaction. Pursuant to the Settlement, the Company and the former owners of Computerware also agreed, that based on the level of gross profit generated by the former Computerware platform, the 1,000,000 options granted under the Computerware Stock Option Plan would be 90% vested as of March 15, 1997 and fully vested as of March 15, 1998. In addition, the principal former owners of Computerware have agreed to certain volume and manner-of-sale limitations on their ability to resell their shares of Company Common Stock.

         The five principal former owners of Computerware agreed not to sell any Company Common Stock owned by them until June 14, 1997. Thereafter, for a period of three months, up to 1,500 shares per day, in the aggregate, may be sold; then, for the three months following that, up to 5,000 shares per day, in the aggregate, may be sold; and thereafter, up to 10,000 shares per day, in the aggregate, may be sold. The Settlement also provides for monthly sale limits of twenty times the daily sale maximum.

         Pursuant to the Settlement, the Company also agreed to pay John R. Kovalcik, Jr. $50,000 for expenses associated with his relocation to and from the Boston area. Mr. Kovalcik was a Director and a Corporate Executive Vice President of the Company until his employment was terminated in May 1996. Since that time, the Company has and will continue to pay Mr. Kovalcik his $150,000 annual salary until May 1998, in accordance with his employment agreement. The Settlement of these disputes and related litigation did not have any adverse affect on the Company's financial position or results of operations. In connection with the Computerware acquisition, the Company and Robert J. Crowell entered into a Stockholders' Agreement dated February 6, 1995 (the "Computerware Stockholders' Agreement") with all of the former shareholders of Computerware, including John R. Kovalcik, Jr., covering all shares of Common Stock issuable as a result of the acquisition or issuable upon exercise of stock options that certain of such shareholders received in connection with their ongoing employment by the Company and/or Computerware (collectively, the "Covered Shares"). The Computerware Stockholders' Agreement grants the holders of the Covered Shares "piggyback" registration rights until February 6, 2002.

Stockholder Agreements

         On June 22, 1995, the Company acquired all of the equity of Lantec from its former stockholders, including James Rousou. In connection with the Lantec acquisition, the Company and Robert J. Crowell entered into the Lantec Stockholders' Agreement with the former stockholders of Lantec covering all 2,899,820 shares of Common Stock (346,289 of which were sold in the initial public offering) issued and the 750,000 shares of Common Stock issuable upon exercise of warrants (the "Lantec Warrants"). The Lantec Stockholders' Agreement grants "piggyback" registration rights with respect to the aforementioned shares, including those issuable upon exercise of the Lantec Warrants. In addition, the Lantec Stockholders' Agreement provides the former Lantec stockholders with the right to designate an observer to attend meetings of the Company's Board of Directors and its committees (the "Board Observer Right"). See "Election of Directors--Board Observer." The provisions of the Lantec Stockholders' Agreement, other than the piggyback registration rights provisions and the Board Observer Right, terminated in connection with the Company's initial public offering in December 1995. The piggyback registration rights expire June 22, 2002 and the Board Observer Right terminates on the earlier to occur of: (i) June 22, 2002, (ii) such time as all of the former Lantec stockholders own less than 2,500,000 shares of Common Stock (treating the Lantec Warrants on an as-if-exercised basis), or (iii) renouncement of the Board Observer Right by such stockholders.

         The Company and Robert J. Crowell have entered into a Securities Agreement, dated December 10, 1993 and amended on February 1, 1994 (the "Crowell Securities Agreement"). Pursuant to the Crowell Securities Agreement, Robert J. Crowell was granted limited preemptive rights to purchase securities of the Company (which rights have expired) and, until February 2001, "piggyback" registration rights with respect to 5,000,000 shares of his Common Stock. The balance of Mr. Crowell's ownership in the Company (including 359,000 shares of Common Stock) was acquired in conjunction with a 1993 Preferred Stock offering and is subject to the Preferred Agreements as hereinafter defined. Mr. Crowell has sold 275,000 shares of such Common Stock, which were transferred with associated rights, in third party sales, and 887,072 shares have been transferred with associated rights as gifts and in conjunction with estate and family planning matters. An additional 450,000 of such shares of Common Stock were sold in the Company's initial public offering.

         Substantially   all  of  the  current  holders  of  Common  Stock  that
originally represented the 7,987,296 shares of Preferred Stock (which were converted into Common Stock in connection with the Company's December 1995 initial public offering) issued by the Company, including Robert J. Crowell, J. Richard Cordsen and Shell Pensions Trust, Ltd. (which is a greater than 5% beneficial owner of the Company's voting securities) originally entered into stock purchase agreements with the Company with respect to the shares of Common Stock, which they purchased as Preferred Stock from the Company thereunder in 1993, 1994 and 1995 (the "Preferred Agreements"). Pursuant to the terms of the respective Preferred Agreements, holders of Preferred Stock were granted limited "piggyback" registration rights with respect to such shares (and the Common Stock into which the Preferred Stock has been converted) for a period of seven years after purchase of the Preferred Stock.

                                PERFORMANCE GRAPH

         Set forth below is a line graph and a table of the related underlying data comparing the percentage change in the cumulative total stockholders' return on the Company's Common Stock against the cumulative total return of the Total Return Index for The Nasdaq Stock Market - U.S. and Foreign ("NASDAQ Total"), and the index for NASDAQ Computer and Data Processing Services Stocks ("Industry") for the period beginning with the Company's initial public offering on December 20, 1995, and as of the last trading day on the NASDAQ in 1995, 1996 and 1997. The Industry index includes all NASDAQ listed securities with a Standard Industrial Classification (SIC) of 737. The graph assumes that the value of the investment in Elcom International, Inc.'s Common Stock, at its initial public offering price, and each index was $100 on December 20, 1995 and that all dividends, if any, were reinvested.

            Comparison of Elcom International, Inc.'s Common Stock, the Total Return Index for The Nasdaq Stock Market - U.S. and Foreign
                     and the Index for Nasdaq Computer and
                 Data Processing Services Stocks (SIC Code 737)



                         12/20/95        12/29/95       12/31/96       12/31/97
                       -----------     -----------    -----------    -----------
The Company                 100             139             72             64
NASDAQ Total                100             103            126            154
Industry                    100             103            127            156

                                  OTHER MATTERS

         Representatives of Arthur Andersen LLP, the Company's independent auditors, will be present at the Annual Meeting. They will be afforded the opportunity to make a statement at the Annual Meeting if they so desire, and are expected to be available to respond to appropriate questions. The Board of Directors is not aware of any matter to come before the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. If other matters, however, properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters insofar as the Proxies are not limited to the contrary.

                                  SECTION 16(a)
                              BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities (i.e., the Common Stock), to file reports of ownership and changes in ownership of such securities with the Commission. Officers, Directors and greater-than-ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon a review of the copies of the forms furnished to the Company during or with respect to 1997, and written representations from certain reporting persons, the Company believes that no Officer, Director or greater-than-ten-percent beneficial owner failed to file on a timely basis during the year ended December 31, 1997 any report required by Section 16(a) of the Securities Exchange Act of 1934.

                           DATE TO SUBMIT STOCKHOLDER
                        PROPOSALS FOR 1999 ANNUAL MEETING

         Any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Stockholders to be held in 1999 must do so no later than November 20, 1998. To be eligible for inclusion in the 1999 Annual Meeting proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         Upon the receipt of a written request from any stockholder, the Company will mail, at no charge to the stockholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, for the Company's most recent fiscal year. Written requests for such Report should be directed to:

                           Chief Financial Officer
                           Elcom International, Inc.
                           10 Oceana Way
                           Norwood, MA  02062

         You are urged to sign and return your Proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Annual Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            Laurence F. Mulhern
                                            Secretary
March 20, 1998

                                                                     Exhibit A

                           THE 1997 STOCK OPTION PLAN
                          OF ELCOM INTERNATIONAL, INC.

                                 April 29, 1997

                  Elcom International, Inc. hereby adopts a stock option plan for the benefit of certain persons and subject to the terms and provisions set forth below.

     1. Definitions. The following terms shall have the meanings set forth below whenever used in this instrument:

                          (a) The word "Affiliate" shall mean any corporation which, on the effective date of the Plan, is, within the meaning of
                                    Section 1563(a) of the Code, a member of a controlled group of corporations which includes the Company.

                           (b)      The  word  "Board"   shall  mean the  Board
                                    of Directors of the Company.

                           (c) The word "Code" shall mean the United States Internal Revenue Code (Title 26 of the United States Code) as the same may be amended from time to time.

                           (d)      The   word   "Committee"   shall   mean  the
                                    Compensation   Committee  appointed  by  the
                                    Board.

                           (e) The words "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

                           (f) The word "Company" shall mean Elcom International, Inc., a Delaware corporation, and its Subsidiaries, if any, and any successor thereto which shall maintain this Plan.

                           (g) The words "Incentive Stock Option" shall mean any option which qualifies as an incentive stock option under the terms of
                                    Section 422 of the Code.

                           (h) The words "Key Personnel" shall mean any person whose performance as an employee (whether or not as Director) or as an independent contractor or outside Director of the Company or an Affiliate of the
                                    Company   is,   in  the   judgment   of  the
                                    Committee,
                                    important  to  the   successful
                                    operation of the Company or a Subsidiary.

                           (i) The word "Optionee" shall mean any Key Personnel, or the nominee designated by such Key Personnel and acceptable to the Committee, to whom a stock option has been granted pursuant to this Plan, or the
                                    transferee   thereof,   as  allowed  by  the
                                    Committee and/or the Board.

                           (j) The word "Plan" shall mean The 1997 Stock Option Plan of Elcom International, Inc., as it was originally adopted, and as it may be amended.

                           (k) The word "Subsidiary" shall mean any entity at least 50% of the equity of which is owned directly or indirectly by the Company.

                           (l) The words "Substantial Stockholder" shall mean any Key Personnel who owns more than 10% of the total combined voting power of all classes of stock of the Company. Ownership shall be determined in accordance with Section 424(d) of the Code and lawful applicable regulations.

                  2. Purpose of the Plan. The purpose of the Plan is to provide Key Personnel with greater incentive to serve and promote the interests of the Company and its stockholders. The premise of the Plan is that, if such Key Personnel acquire a proprietary interest in the business of the Company or increase such proprietary interest as they may already hold, then the incentive of such Key Personnel to work toward the Company's continued success will be commensurately increased. Accordingly, the Company will, from time to time during the effective period of the Plan, grant to such Key Personnel as may be selected to participate in the Plan, options to purchase Common Stock on the terms and subject to the conditions set forth in the Plan.

                  3. Effective Date of the Plan. The Plan shall become effective as of April 29, 1997. In the event the Plan is not approved by the requisite vote of the holders of the outstanding shares of voting capital stock of the Company by April 29, 1998, any purported Incentive Stock

Options granted hereunder shall be thereafter treated as non-qualified stock options for all purposes hereunder.


                  4. Administration of the Plan. The Plan shall be administered by the Committee. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any amendment of or successor to such Rule as may be in effect from time to time and an "outside director" within the meaning of Section 162(m) of the Code or any amendment of or successor to such provision as may be in effect from time to time. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be acts of the Committee. Subject to the terms and conditions of the Plan, and in addition to the other authorizations granted to the Committee under the Plan, the Committee shall have full and final authority in its absolute discretion:

                    (a) to select the Key Personnel to whom options will be granted;

                    (b) to determine the number of shares of Common Stock subject to any option;

                    (c)  to determine the time when options will be granted;

                    (d) to determine the option price of Common Stock subject to an option, including any repricing thereof;

                    (e) to determine the time or times when each option may be exercised, and the duration of the exercise period;

                    (f) to determine whether and to what extent an option is an Incentive Stock Option; provided, however, that Incentive Stock Options may only be granted to employees of the Company;

                    (g) to prescribe the form of the option agreements governing the options which are granted under the Plan and to set the provisions of such option agreements as the Committee may deem necessary or desirable provided such provisions are not contrary to the terms and conditions of either the Plan or, where the option is an Incentive Stock Option, Section 422 of the Code;

                    (h) to adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the Plan; and

                    (i) to construe and interpret the Plan, the rules and regulations and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all Optionees under the Plan and upon any person claiming under or through such an Optionee. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

                  5. Persons Eligible for Options. Subject to the restrictions herein contained, options may be granted from time to time in the discretion of the Committee only to such Key Personnel as designated by the Committee (or their designees acceptable to the Committee, in its sole discretion), whose initiative and efforts contribute or may be expected to contribute to the continued growth and future success of the Company and/or its Subsidiaries. Notwithstanding the preceding sentence, any Key Personnel who renounces in writing any right he or she may have to receive stock options under the Plan shall not be eligible to receive any stock options under the Plan. The Committee may grant more than one option to the same Key Personnel.

                  6. Shares Subject to the Plan. Subject to the provisions of the next succeeding provisions of this Section 6, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be 2,000,000(1) shares of Common Stock. The maximum number of shares of Common Stock for which options may be granted under the Plan to any one Key Personnel in any one fiscal year of the Company is 150,000, subject to the other provisions of this Section 6. Either treasury or authorized and unissued shares of Common Stock, or both, in such amounts, within the maximum limit of the Plan, as the Committee shall from time to time determine, may be so issued. All shares of Common Stock which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan to any Key Personnel. In addition, any shares of Common Stock which are retained to satisfy an Optionee's withholding tax obligations or which are transferred to the Company by an Optionee to satisfy such obligations or to pay all or any portion of the option price in accordance with the terms of the Plan, may be made available for reoffering under the Plan to any Key Personnel. If an option granted under this Plan is exercised, any shares of Common Stock which are the subject thereof shall not thereafter be available for reoffering under the Plan, except in accordance with the preceding sentence.

          In the event that subsequent to the date of adoption of the Plan by the Board, the outstanding shares of Common Stock are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, including without limitation any transaction described in Section 424(a) of the Code, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, then (i) there shall automatically be substituted for each share of Common Stock subject to an unexercised option granted under the Plan and each share of Common Stock

--------------------
(1) Originally 1,000,000 shares, amended by the Board of Directors on February 17, 1998, subject to stockholder approval, to cover 2,000,000 shares.

subject to an unexercised option granted under the Plan and each share of Common Stock available for additional grants of options under the Plan the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be exchanged, (ii) the option price per share of Common Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and (iii) the Committee shall make such other adjustments to the securities subject to options, the provisions of the Plan, and option agreements as may be appropriate, equitable and in compliance with the provisions of Section 424(a) of the Code to the extent applicable and any such adjustment shall be final, binding and conclusive as to each Optionee. Any such adjustment shall provide for the elimination of fractional shares.

                  7. Option  Provisions.

                     (a) Option Price. The option price per share of Common Stock which is the subject of an Incentive Stock Option shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date the option is granted; provided, however, that if any Key Personnel to whom an Incentive Stock Option is granted is, at the time of the grant, a Substantial Stockholder, the option price per share of Common Stock shall be determined by the Committee but shall not be less than one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date the option is granted. The option price per share of Common Stock under each option granted pursuant to the Plan which is not an Incentive Stock Option shall be determined by the Committee at the time of grant. Such fair market value shall be determined in accordance with procedures to be established by the Committee. The day on which the Committee approves the granting of an option shall be deemed for all purposes hereunder the date on which the option is granted, unless another effective date for such grant is specified by the Committee.


                    (b) Period of Option. The Committee shall determine when each option is to expire but no option shall be exercisable after ten (10) years have elapsed from the date upon which the option is granted; provided, however, that no Incentive Stock Option granted to a person who is a Substantial Stockholder at the time of the grant of such option shall be exercisable after five (5) years have elapsed from the date upon which the option is granted.


                    (c) Limitation on Exercise and Transfer of Option. Except as otherwise provided in the event of an Optionee's death, or as otherwise determined by the Committee in any particular instance, whether before or after the date of grant of an option and subject to any and all terms and conditions as determined by the Committee in its absolute discretion, only the Optionee may exercise an option; provided, that a guardian or other legal representative who has been duly appointed for such Optionee may exercise an option on behalf of the Optionee. Except as it may otherwise be determined by the Committee in any particular instance, whether before or after the date of grant of an option and subject to any and all terms and conditions as determined by the Committee in its absolute discretion, (a) no option granted hereunder shall be transferable except as otherwise provided in the event of an Optionee's death or, to the extent approved by the Committee, pursuant to a qualified domestic relations order as defined by the Code, or the rules thereunder, and (b) no option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process.

                    (d) Conditions Governing Exercise of Option. The Committee may, in its absolute discretion, either require that, prior to the exercise of any option granted hereunder, the

Optionee shall have been an employee or independent contractor for a specified period of time after the date such option was granted, or make any option granted hereunder immediately exercisable. Each option shall be subject to such additional or different restrictions or conditions with respect to the time and method of exercise as shall be prescribed by the Committee. Upon satisfaction of any such conditions, the option may be exercised in whole or in part at any time during the option period. Options shall be exercised by the Optionee (i) giving written notice to the Company of the Optionee's exercise of the option accompanied by full payment of the purchase price either in cash or, with the consent of the Committee (which may be included in the option agreement), in whole or in part in shares of Common Stock (either by delivery to the Company of already-owned shares or having the Company withhold shares to be issued) having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made, and (ii) making appropriate arrangements acceptable to the Company (which may be included in the option agreement)with respect to income tax withholding, as required, which arrangements may include, at the absolute discretion of the Committee, in lieu of other withholding arrangements, (a) the Company withholding from issuance to the Optionee such number of shares of Common Stock otherwise issuable upon exercise of the option as the Company and the Optionee may agree, or (b) the Optionee's delivery to the Company of shares of Common Stock having a fair market value on the date the option is exercised equal to that portion of the withholding obligation for which payment in cash is not made. Certain dissolutions or liquidations of the Company or, unless the surviving corporation assumes said options, mergers or consolidations in which the Company is not the surviving corporation, may, but need not, cause each outstanding option to terminate, provided that during the option period each Optionee shall have the right during the period, if any, prescribed in the option agreement prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise the then exercisable portion of his or her option in whole or in part without regard to any limitations contained in the Plan or the option agreement. Additional provision with respect to acquisitions, mergers, liquidations or dissolutions may be made in the option agreement.

                    (e) Termination of Employment, Etc. If an Optionee ceases to be either an employee, outside Director or independent contractor, of the Company and all Subsidiaries, as applicable (the "Cessation Date"), then the Committee shall have absolute discretion to establish, in the option agreement or otherwise, the restrictions on the exercisability of options granted hereunder. An Optionee's employment shall not be deemed to have terminated while he is on a military, sick or other bona fide approved leave of absence from the Company or a Subsidiary as such a leave of absence is described in Section 1.421-7(h) of the Federal Income Tax Regulations or any lawful successor regulations thereto. If the stock option is an Incentive Stock Option, no option agreement shall:


                            (i)     permit any Optionee to exercise any
                                    Incentive Stock Option more than three (3) months after the date the Optionee ceased to be employed by the Company or any Subsidiary if the reason for the Optionee's cessation of employment was other than his death or his disability (as such term is defined by Section 105(d)(4) of the Code); or

                           (ii) permit any Optionee to exercise any Incentive Stock Option more than one (1) year after the date the Optionee ceased to be employed by the Company or any Subsidiary if the reason for the Optionee's cessation of employment was the Optionee's disability (as such term is defined by Section 105(d)(4) of the Code); or

                           (iii) permit any person to exercise any Incentive Stock Option more than one (1) year after the date the Optionee ceased to be employed by the Company or any Subsidiary if either
                                    (A) the reason for the Optionee's cessation of employment was his death or (B) the Optionee died within three (3) months after ceasing to be employed by the Company or any Subsidiary.

If any option is by terms of the option agreement exercisable following the Optionee's death, then such option shall be exercisable by the Optionee's estate, or the person designated in the Optionee's Last Will and Testament, or the person to whom the option was transferred by the applicable laws of descent and distribution or by approval of the Committee.

                    (f)  Limitations  on Grant of  Incentive  Stock  Options.
In no event may Incentive Stock Options be granted hereunder to any person other than an employee of the Company. During the calendar year in which any Incentive Stock Option first becomes exercisable, the aggregate fair market value of the shares of Common Stock which are subject to Incentive Stock Options (determined as of the date the Incentive Stock Options were granted) shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Options which are not designated as Incentive Stock Options shall not be subject to the limitations described in the preceding sentence and shall not be counted when applying such limitation.

                    (g) Prohibition of Alternative Options. It is intended that Key Personnel who are employees may be granted, simultaneously or from time to time, Incentive Stock Options or other stock options, but no eligible Key Personnel shall be granted alternative rights in Incentive Stock Options and other stock options so as to prevent options granted as Incentive Stock Options from qualifying as such within the meaning of Section 422 of the Code.

                    (h) Waiver by Committee of Conditions Governing Exercise of Option. The Committee may, in its sole discretion, waive, alter or amend any restrictions or conditions set forth in an option agreement concerning an Optionee's right to exercise any option and/or the time and method of exercise.

               8. Amendments to the Plan. The Committee is authorized to interpret the Plan and from time to time adopt any rules and regulations for carrying out the Plan that it may deem advisable. Subject to the approval of the Board, the Committee may at any time amend, modify, suspend or terminate the Plan. In no event, however, without the approval of the Company's stockholders, shall any action of the Committee or the Board result in:

                           (a)      amending, modifying or altering the
                                    eligibility requirements provided in Section
                                    5 hereof; or

                           (b) increasing or decreasing, except as provided in Section 6 hereof, the maximum number of shares for which options may be granted; or

                           (c) decreasing the minimum option price per share at which options may be granted under the Plan, as provided in Section 7(a) hereof; or

                           (d) extending either the maximum period during which an option is exercisable as provided in Section 7(b) hereof or the date on which the Plan shall terminate as provided in
                                    Section 12 hereof; or

                           (e) changing the requirements relating to the Committee;

except as necessary to conform the Plan and/or the option agreements to changes in the Code or other governing law. No option may be granted during any suspension of this Plan or after this Plan has terminated and no amendment, suspension or termination shall, without the Optionee's consent, alter or impair any of the rights or obligations under an option theretofore granted to such Optionee under this Plan.

                  9. Investment Representation, Approvals and Listing. The Committee may condition its grant of any option hereunder (or any transfer allowed in its discretion) upon receipt of an investment representation from the Optionee which shall be substantially similar to the following:

                           "Optionee  agrees that any shares of Common  Stock of
                  Elcom  International,  Inc. which may be acquired by virtue of the
                  exercise of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the shares of Common Stock of Elcom International, Inc. which are subject to this option shall be registered under the Securities Act of 1933, as amended, for issuance to the Optionee or in the event there is presented to Elcom International, Inc. an opinion of counsel or other evidence, in either case, satisfactory to Elcom International, Inc. to the effect that the offer and sale of the shares of Common Stock of Elcom International, Inc. which are subject to this option may lawfully be made without registration under the Securities Act of 1933, as amended".

The Company shall not be required to issue any certificates for shares of Common Stock upon the exercise of an option granted under the Plan prior to (i) obtaining any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange or the Nasdaq National Market on which the shares of Common Stock may be listed, (iii) completion of any registration or other qualification of the shares of Common Stock under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable, or the determination by the Committee, in its sole discretion, that any registration or other qualification of the shares of Common Stock is not necessary or advisable, and (iv) obtaining an investment representation from the Optionee in the form set forth above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

                  10.      General Provisions.
                           (a)      Option  Agreements  Need Not Be  Identical.
The form and substance of option agreements, whether granted at the same or different times, need not be identical.

                           (b)      No Right To Be Employed,  Etc.  Nothing in
the Plan or in any option agreement shall confer upon any Optionee any right to continue in the employ of the Company or a Subsidiary, or to serve as a member of the Board or as an independent contractor, or to be entitled to receive any remuneration or benefits not set forth in the Plan or such option agreement, or to interfere with or limit either the right of the Company or a Subsidiary to terminate the employment of, or independent contractor relationship with, such Optionee at any time or the right of the stockholders of the Company to remove him as a member of the Board with or without cause.

                           (c) Optionee Does Not Have Rights Of Stockholder.
Nothing contained in the Plan or in any option agreement shall be construed as entitling any Optionee to any rights of a stockholder as a result of the grant of an option until such time as shares of Common Stock are actually issued to such Optionee pursuant to the exercise of an option.

                           (d) Successors In Interest. The Plan shall be binding
upon  the  successors  and  assigns  of  the  Company.

                           (e)  No  Liability  Upon Distribution  of Shares.
The liability of the Company under the Plan and any distribution of shares of Common Stock made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company or the Committee in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any Federal, state or local tax authority and/or any securities regulatory authority.

                          (f) Taxes.  Appropriate  provisions shall be made for
all taxes required to be withheld and/or paid in connection with the options or the exercise thereof, and the transfer of

Common Stock pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign.


                    (g) Use of Proceeds. The cash proceeds received by the Company from the issuance of shares of Common Stock pursuant to the Plan will be used for general corporate purposes, or in such other manner as the Board deems appropriate.

                    (h) Expenses. The expenses of administering the Plan shall be borne by the Company.

                    (i) Captions. The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

                    (j) Number. The use of the singular or plural herein shall not be restrictive as to number and shall be interpreted in all cases as the context may require.

                    (k) Gender. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

               11. Termination of the Plan. The Plan shall terminate on April 29, 2007, and thereafter no options shall be granted under the Plan. All options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms of the option agreements governing such options and the terms and conditions of the Plan.

               12. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable federal law.

               13. Venue. The venue  of  any  claim  brought   hereunder  by an
Optionee shall be Boston, Massachusetts.

                14. Changes in Governing Rules and Regulations. All references herein to the Code or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.

                  IN  WITNESS  WHEREOF,   Elcom  International,   Inc.,  by  its
appropriate officer duly authorized, has executed this document as of the 29th day of April, 1997

                                                ELCOM INTERNATIONAL, INC.




                                                By: /s/ Robert J. Crowell
                                                Robert J. Crowell
                                                Chairman of the Board and Chief
                                                Executive Officer

                                                                       Exhibit B



                            ELCOM INTERNATIONAL, INC.
                     EXECUTIVE PROFIT PERFORMANCE BONUS PLAN
                             FOR EXECUTIVE OFFICERS


     SECTION 1. Purpose. The purpose of the Elcom International, Inc. Executive Profit Performance Bonus Plan for Executive Officers (the "Plan") is to provide incentives for specified executive officers whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of Elcom International, Inc. (the "Company") and its subsidiaries.


     SECTION 2. Definitions. For the purposes of the Plan, the following terms shall have the meanings indicated:


                  (a) "Aggregate Bonus Pool" shall mean with respect to any Fiscal Year (as defined below) an amount equal to twenty percent (20%) of the Positive Change in Operating Profit (Loss) (as such terms are defined below), if any.

                  (b) "Applicable Law" shall mean 26 U.S.C. ss. 162(m) and regulations and rulings lawfully promulgated thereunder by an agency of the federal government.

                  (c) "Base Salary" shall mean for any Covered Employee (as defined below) in respect of any Fiscal Year his annual base salary effective on the ninetieth (90th) day of such Fiscal Year, as determined by the Committee (as defined below) (including, without limitation, pursuant to any written agreement with a Covered Employee) and without regard to any waivers of payment by the Covered Employee.

                  (d) "Board of Directors" shall mean the Board of Directors of the Company.

                   (e) "Bonus Award" shall mean the amount payable to a Covered Employee under the Plan in respect of any Fiscal Year.

                  (f) "Committee" shall mean the Compensation Committee of the Board of Directors, which shall be comprised solely of two or more Outside Directors (as defined below); provided, that if any member of the Committee does not qualify as an Outside Director, a subcommittee of the Committee shall be established comprised only of two or more Outside Directors and such subcommittee shall act as the Committee hereunder and be vested with all of the authorities and responsibilities of the Committee.

                  (g) "Covered Employee" shall mean in respect of any Fiscal Year those of the Eligible Personnel (as defined below) as are listed on Exhibit A hereto prior to the ninetieth (90th) day of such Fiscal Year, as determined by the Committee.

                  (h) "Eligible Personnel" shall mean in respect of any Fiscal Year, those persons who were the Company's executive officers on the ninetieth
(90th) day of such Fiscal Year.

                  (i) "Fiscal Year" shall mean any fiscal year of the Company, commencing with the fiscal year which begins on January 1, 1998.

                  (j) "Individual Gross Bonus Percentage" shall mean, with respect to each Fiscal Year, the percentage of the Aggregate Bonus Pool for each respective Covered Employee as set forth on Exhibit A attached hereto as established by the Committee by no later than the ninetieth (90th) day of such Fiscal Year, subject to Section 7 hereof.

                  (k) "Operating Profit (Loss)" shall mean, for any Fiscal Year, the Operating Profit (Loss) as shown on the Company's financial statement as certified by the Company's independent certified public accountants which shall be net of any charges for amounts earned relative to such Fiscal Year relating to the Plan or the Elcom International, Inc. Key Personnel Performance Bonus Plan.

                  (l) "Outside Director" shall mean an outside director under the Applicable Law.

                  (m) "Plan" shall mean the Elcom International, Inc. Executive Profit Performance Bonus Plan for Executive Officers as set forth in this document and as later amended in accordance with the terms hereof.

                  (n) "Positive Change" shall mean, in respect of any Fiscal Year, the increase (including, for this purpose, the reduction of a loss) in the Operating Profit (Loss) from the prior Fiscal Year.

         SECTION 3.  Administration.

         (a) Committee. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best.

         (b) Committee Determinations. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Committee pursuant thereto shall be final, conclusive and binding on all persons, including the Covered Employees, the Company, its subsidiaries, and its stockholders.

         SECTION 4.  Determination, etc. of Bonus Awards.

         (a) Determination of Bonus Awards. Subject to the next sentence, the Bonus Award of any Covered Employee for any Fiscal Year shall be the Individual Gross Bonus Percentage of the Aggregate Bonus Pool as set forth for such Covered Employee in the attached Exhibit A. Notwithstanding the preceding sentence:

                  (i) the sum of the Bonus Awards of all Covered Employees for any Fiscal Year shall not exceed the Aggregate Bonus Pool for the Fiscal Year; and

                  (ii) in no event shall a Bonus Award for a particular Covered Employee exceed the lesser of (a) One Million Dollars ($1,000,000); or (b) two
(2) times the Covered Employee's Base Salary in respect of such Fiscal Year.

         (b) Announcement of Bonus Awards. No later than ninety (90) days after the close of a Fiscal Year, the Committee shall inform each Covered Employee of his respective Bonus Award for the Fiscal Year.

         (c) Payment of Bonus Awards. Bonus Awards shall be paid in cash to the Covered Employees promptly following the announcement of the Bonus Awards.

         (d) Certification of Bonus Awards. Prior to paying any Bonus Award in respect of any Fiscal Year, the Committee shall certify in writing to the Board of Directors the amount of such Bonus Award and that such Bonus Award was determined in accordance with the terms of the Plan. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification.

         SECTION 5. Effective Date and Stockholder Approval. The Plan shall become effective for the Fiscal Year commencing on January 1, 1998; provided, however, that the Plan shall be of no force and effect, and no bonus or other payment shall be made hereunder, unless it is approved by the Company's stockholders as provided in the Applicable Law at the Company's 1998 annual meeting of stockholders, or any special meeting of stockholders, in either case on or before the date specified in the Applicable Law.

         SECTION 6. Effect of Agreements with Covered Employee. The payment of any Bonus Award to a Covered Employee shall be subject to any limitations that may be set forth in any written agreement between the Company and the Covered Employee including, without limitation, any employment agreement, and this Plan shall not be construed as superseding or modifying the terms of any such agreement.

         SECTION 7. Amendment and Termination of the Plan. This Plan (including Exhibit A hereto) may not be terminated, modified or amended in any way that may have any adverse effect on any Covered Employee without the written consent of any affected Covered Employee until after December 31, 2000; provided that additional Eligible Personnel and their respective percentage(s) may be added to Exhibit A. Thereafter, the Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan; provided, that no such amendment or termination shall adversely affect the rights of any Covered Employee with respect to Bonus Awards in respect of a Fiscal Year which has commenced. The Board of Directors may at any time and from time to time delegate to the Committee any or all of its authority under this Section 7.

         SECTION 8.  General Provisions.

         (a) No Assignment. No portion of any Bonus Award may be assigned or transferred other than by will or by the laws of descent and distribution prior to the payment thereof.

         (b) Tax Requirements. All payments of Bonus Awards shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with the Company's customary procedures.

         (c) No Additional Rights. A Covered Employee shall not have any right to be retained in the employ of the Company or any of its subsidiaries by reason of any provision of the Plan, and the right of the Company or any such subsidiary to dismiss or discharge any such Covered Employee or to terminate any arrangement pursuant to which any such Covered Employee provides services to the Company or a subsidiary specifically is not hereby changed or altered in any respect.

         (d) Liability. The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the Company's independent certified public accountants. No member of the Board of Directors or of the Committee shall be, nor shall any officers of the Company or its subsidiaries be, liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

         (e) Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only to designated individuals, including the Covered Employees.

         IN WITNESS WHEREOF, Elcom International, Inc., by its appropriate officer duly authorized, has executed this document as of the 4th day of September, 1997.

                                           ELCOM INTERNATIONAL, INC.


                                           By:      /s/ William W. Smith
                                                    William W. Smith
                                                    Vice Chairman of the Board

                                   Schedule A
                                   ----------

                                                              Individual Gross
                                                              Bonus Percentage
Name and Title of Executive                                   of 20% Total Pool
---------------------------                                   -----------------
Robert J. Crowell - Chairman and Chief Executive Officer              35 %

James Rousou - Corporate Executive Vice President and
President and CEO, Catalink Direct, Inc.                             8.8 %

Laurence F. Mulhern - Corporate Executive Vice President,
Chief Financial Officer, Treasurer and Secretary                    17.5 %
                                                                  ---------

                                    TOTAL                           61.3 %

                                      PROXY


                            ELCOM INTERNATIONAL, INC.

               Proxy Solicited on Behalf of the Board of Directors
                  of the Company for the 1998 Annual Meeting of
                        Stockholders, April 28, 1998

     The undersigned hereby constitutes and appoints Laurence F. Mulhern and Michael J. McEachern, and each of them, his or her true and lawful agents and proxies, with full power of substitution in each, to represent and vote all of the shares of Common Stock, $.01 par value per share, of Elcom International, Inc. held of record as of March 3, 1998 by the undersigned at the Annual Meeting of Stockholders of Elcom International, Inc. to be held at Occasions Banquet Facility, 1369 Providence Highway, Norwood, Massachusetts at 10:00 a.m. (E.D.T.) on April 28, 1998, and at any adjournment or postponement thereof, on all matters coming before said meeting.

     You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no direction is made, this proxy will be voted FOR the election of both nominees as Directors; FOR the ratification, approval and adoption of The 1997 Stock Option Plan of Elcom International, Inc., as amended, and all options granted thereunder to date; and FOR the ratification, approval and adoption of the Elcom International, Inc. Executive Profit Performance Bonus Plan For Executive Officers.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                             THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

The Board of Directors recommends a vote FOR the election of both nominees for Director, FOR ratification, approval and adoption of The 1997 Stock Option Plan of Elcom International, Inc., as amended, and all options granted thereunder to date and FOR ratification, approval and adoption of the Elcom International, Inc. Executive Profit Performance Bonus Plan For Executive Officers.

1. ELECTION OF DIRECTORS - To elect two Directors of the class whose term of office will otherwise expire in 1998 for a three-year term ending at the Annual Meeting of Stockholders in 2001.
     Nominees for Director:  Class III:  Robert J. Crowell and William W. Smith

     ------ FOR BOTH      ------ WITHHELD FROM BOTH

     ------ For, except vote withheld from the following nominee: --------------

2. RATIFICATION, APPROVAL AND ADOPTION OF THE 1997 STOCK OPTION PLAN OF ELCOM INTERNATIONAL, INC., AS AMENDED, AND ALL OPTIONS GRANTED THEREUNDER TO DATE.

     ------ FOR      ------AGAINST      ------ ABSTAIN

3. RATIFICATION, APPROVAL AND ADOPTION OF THE ELCOM INTERNATIONAL, INC. EXECUTIVE PROFIT PERFORMANCE BONUS PLAN FOR EXECUTIVE OFFICERS.

     ------ FOR      ------AGAINST      ------ ABSTAIN

4. IN THEIR DISCRETION TO ACT ON ANY OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ---------------------------------


Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Signature:                  Date:         Signature:                Date: